                                                                   Exhibit 10.77
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                  $100,000,000



                                CREDIT AGREEMENT


                                      Among


                            INTERSTATE FIBERNET, INC.


                                       And


                           NATIONSBANK OF TEXAS, N.A.
                            as Administrative Lender


                                       and


                                     LENDERS



                         Dated as of September 17, 1997


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  $100,000,000

                            INTERSTATE FIBERNET, INC.

                                TABLE OF CONTENTS

                             ARTICLE I. DEFINITIONS

1.01.    Definitions.........................................................  1
1.02.    Accounting and Other Terms.......................................... 20

                         ARTICLE II. THE LOAN FACILITY

2.01.    The Loans........................................................... 20
2.02.    Making Advances..................................................... 21
2.03.    Evidence of Debt for Borrowed Money................................. 23
2.04.    Optional Prepayments................................................ 23
2.05.    Mandatory Prepayments............................................... 24
2.06.    Repayment........................................................... 25
2.07.    Interest............................................................ 25
2.08.    Default Interest.................................................... 26
2.09.    Continuation and Conversion Elections............................... 26
2.10.    Fees................................................................ 27
2.11.    Reduction of Commitment............................................. 28
2.12.    Funding Losses...................................................... 29
2.13.    Computations and Manner of Payments................................. 29
2.14.    Yield Protection; Changed Circumstances............................. 30
2.15.    Use of Proceeds..................................................... 33
2.16.    Collateral and Collateral Call...................................... 33

                        ARTICLE III. LETTERS OF CREDIT

3.01.    Issuance of Letters of Credit....................................... 34
3.02.    Letters of Credit Fee............................................... 35
3.03.    Reimbursement Obligations........................................... 35
3.04.    Lenders' Obligations................................................ 36
3.05.    Administrative Lender's Obligations................................. 37

                       ARTICLE IV. CONDITIONS PRECEDENT

4.01.    Conditions Precedent to Closing and the Initial Advance............. 38
4.02.    Conditions Precedent to All Revolving Advances, Initial Advances
         under the Term Loan and Letters of Credit........................... 40

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.01.    Representations and Warranties...................................... 42
5.02.    Survival of Representations and Warranties.......................... 49



                         ARTICLE VI. GENERAL COVENANTS

6.01.    Preservation of Existence and Similar Matters....................... 49
6.02.    Business; Compliance with Applicable Law. .......................... 49
6.03.    Maintenance of Properties........................................... 50
6.04.    Accounting Methods and Financial Records............................ 50
6.05.    Insurance........................................................... 50
6.06.    Payment of Taxes and Claims......................................... 50
6.07.    Visits and Inspections.............................................. 50
6.08.    Payment of Debt for Borrowed Money.................................. 51
6.09.    Use of Proceeds..................................................... 51
6.10.    Indemnity........................................................... 51
6.11.    Environmental Law Compliance........................................ 52
6.12.    Acquisitions, Generally............................................. 52

                      ARTICLE VII. INFORMATION COVENANTS

7.01.    Quarterly Financial Statements and Information...................... 53
7.02.    Annual Financial Statements and Information; Certificate of No
         Default............................................................. 53
7.03.    Compliance Certificates............................................. 54
7.04.    Copies of Other Reports and Notices................................. 54
7.05.    Notice of Litigation, Default and Other Matters..................... 55
7.06.    ERISA Reporting Requirements........................................ 55

                       ARTICLE VIII. NEGATIVE COVENANTS

8.01.    Financial Covenants................................................. 57
8.02.    Debt for Borrowed Money............................................. 58
8.03.    Liens............................................................... 59
8.04.    Investments......................................................... 59
8.05.    Liquidation, Disposition or Acquisition of Assets, Merger, New
         Subsidiaries........................................................ 60
8.06.    Guaranties; Contingent Liabilities.................................. 61
8.07.    Restricted Payments................................................. 61
8.08.    Affiliate Transactions.............................................. 63
8.09.    Compliance with ERISA............................................... 63
8.10.    Capital Stock....................................................... 63
8.11.    Sale and Leaseback.................................................. 64

8.12.    Sale or Discount of Receivables..................................... 64
8.13.    Limitation on Restrictive Agreements................................ 64
8.14.    Amendment of Senior Notes.  ........................................ 64
8.15.    The Interest Reserve Escrow Account................................. 64

                         ARTICLE IX. EVENTS OF DEFAULT

9.01.    Events of Default................................................... 65
9.02.    Remedies upon Default............................................... 68
9.03.    Cumulative Rights................................................... 69
9.04.    Waivers............................................................. 69
9.05.    Performance by Administrative Lender or any Lender.................. 69
9.06.    Expenditures........................................................ 69
9.07.    Control............................................................. 70

                     ARTICLE X. THE ADMINISTRATIVE LENDER

10.01.   Authorization and Action............................................ 70
10.02.   Administrative Lender's Reliance, Etc............................... 70
10.03.   NationsBank of Texas, N.A. and Affiliates........................... 71
10.04.   Lender Credit Decision.............................................. 71
10.05.   Indemnification by Lenders.......................................... 71
10.06.   Successor Administrative Lender..................................... 72

                           ARTICLE XI. MISCELLANEOUS

11.01.   Amendments and Waivers.............................................. 72
11.02.   Notices............................................................. 73
11.03.   Parties in Interest................................................. 75
11.04.   Assignments and Participations...................................... 75
11.05.   Sharing of Payments................................................. 76
11.06.   Right of Set-off.................................................... 76
11.07.   Costs, Expenses, and Taxes.......................................... 77
11.08.   Rate Provision...................................................... 78
11.09.   Severability........................................................ 78
11.10.   Exceptions to Covenants............................................. 78
11.11.   Counterparts........................................................ 79
11.12.   GOVERNING LAW; WAIVER OF JURY TRIAL................................. 79
11.13.   ENTIRE AGREEMENT.................................................... 79

                         Table of Schedules and Exhibits


                                    Schedules
                                    ---------

Schedule 2.16(a)   -   Certain Excluded Assets from Collateral
Schedule 5.01(a)   -   Jurisdictions of Qualification, Ownership and Capital
                       Structure - Borrower
Schedule 5.01(f)   -   Non-Compliance with FCC or any applicable PUC
Schedule 5.01(h)   -   Existing Litigation
Schedule 5.01(r)   -   Description of Pledged Stock
Schedule 8.02      -   Existing Debt and Liabilities
Schedule 8.03      -   Existing Liens
Schedule 8.04      -   Existing Investments
Schedule 8.08      -   Permitted Affiliate Non-Market Transactions



                                    Exhibits
                                    --------


Exhibit A          -   Form of Revolving Note
Exhibit B          -   Form of Term Loan Note
Exhibit C          -   Form of Compliance Certificate
Exhibit D          -   Form of Borrowing Notice
Exhibit E          -   Form of Conversion/Continuation Notice
Exhibit F          -   Form of Assignment and Acceptance
Exhibit G          -   Form of Unlimited Guaranty
Exhibit H          -   Form of Pledge Agreement

--------------------------------------------------------------------------------
                                  $100,000,000

                           INTERSTATE FIBERNET, INC.

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is dated as of September 17, 1997, among INTERSTATE FIBERNET, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined below) and NATIONSBANK OF TEXAS, N.A., as a Lender and Administrative Lender.


                                  BACKGROUND.

     WHEREAS, Borrower and Administrative Lender have agreed to enter into a Credit Agreement which provides for one revolving loan facility in the amount of $50,000,000 (which such loan facility shall also include a letter of credit availability of not more than $2,500,000), and one multi-draw term loan facility in the amount of $50,000,000.


                                   AGREEMENT.

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I.  DEFINITIONS

     1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

     "Administrative Lender" means NationsBank of Texas, N.A., in its capacity as Administrative Lender hereunder, or any successor Administrative Lender appointed pursuant to Section 10.06 hereof.

     "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof, which shall include both Revolving Advances and Term Advances.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

     "Agreement" means this Credit Agreement, as hereafter amended, modified, increased, extended, restated or supplemented from time to time.

     "Annualized Operating Cash Flow" means the product of (a) Operating Cash Flow for the most recently completed six month period, times (b) two.

     "Applicable Law" means (a) in respect of any Person, all provisions of Laws of Tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" also means the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Articles 5069-1.04 and 5069-1.07(a), Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided however, that pursuant to Article 5069-15.10(b),
                      -------- -------
Title 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Advances hereunder.

     "Applicable Margin" means, (a) with respect to LIBOR Advances, 2.75% per annum, and (b) with respect to Base Advances, 1.75% per annum provided that, so long as there exists no Event of Default, the Applicable Margin will be adjusted as set forth in the last paragraph of this definition to the following per annum percentages applicable in the following situations:

                                LIBOR Advance        Base Advance
     Applicability              Percentage           Percentage
     -------------              ----------           ----------

   (i)  If the Total              2.75%                 1.75%
Leverage Ratio is
greater than or equal to
8.00 to 1.00

   (ii)  If the Total             2.50%                 1.50%
Leverage Ratio is less
than 8.00 to 1.00 but
is greater than or equal to
6.00 to 1.00

   (iii)  If the Total            2.25%                 1.25%
Leverage Ratio is less
than 6.00 to 1.00 but
is greater than or equal to
5.00 to 1.00



   (iv)  If the Total             2.00%                 1.00%
Leverage Ratio is less
than 5.00 to 1.00
but is greater than or equal
to 4.00 to 1.00

    (v)  If the Total             1.75%                 0.75%
Leverage Ratio is less
than 4.00 to 1.00

The Applicable Margin payable by the Borrower shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Parent, the Borrower and the Subsidiaries of Borrower as tested by the Total Leverage Ratio. Except as set forth in the following sentence, any such increase or reduction in the Applicable Margin provided for herein shall be effective three Business Days after receipt by Administrative Lender of the applicable financial statements and corresponding Compliance Certificate. If financial statements and a Compliance Certificate of the Borrower setting forth the Total Leverage Ratio are not received by the Administrative Lender by the date required pursuant to
Section 7.01 or 7.02 hereof, the Applicable Margin shall be determined as if the Total Leverage Ratio exceeds 8.00 to 1.00 until such time as such financial statements and Compliance Certificate are received. For the final quarter of any fiscal year of the Borrower, the Borrower may provide the unaudited financial statements of the Borrower, subject only to year-end adjustments, for the purpose of adjusting the Applicable Margin.

     "Application" means any stand-by letter of credit application delivered to Administrative Lender for or in connection with any stand-by Letter of Credit pursuant to Article III hereof, in Administrative Lender's standard form for stand-by letters of credit.

     "Art. 1.04" has the meaning specified in the definition of "Applicable
Law".

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee in accordance with the terms and conditions of
Section 11.04 hereof, and accepted by Administrative Lender, in the form of Exhibit F hereto.
---------

     "Auditor" means Arthur Andersen, L.L.P., or other independent certified public accountants selected by the Borrower and acceptable to Administrative Lender.

     "Authorized Officer" means, with respect to the Parent, the Borrower and its Subsidiaries respectively, any of the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President of Finance, the General Counsel or the Treasurer of the Borrower.

     "Bank Affiliate" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

     "Base Advance" means an Advance under the Revolving Loan or the Term Loan bearing interest at the Base Rate.

     "Base Rate" means a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the Applicable Margin plus the higher of
(i) a fluctuating rate per annum as shall be in effect from time to time announced or published by NationsBank of Texas, N.A. as its prime rate, and which may not necessarily be the lowest interest rate charged by NationsBank of Texas, N.A., and (ii) the Federal Funds Rate in effect at such time plus .50%.

     "Borrowing" means a borrowing of the same Type made on the same day.

     "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

     "Business Day" means a day on which banks are open for the transaction of business as required by this Agreement in Dallas, Texas and, with respect to any LIBOR Advance, a domestic business day in London, England and a day on which commercial banks are open for international business in London, England (including dealings in United States dollar deposits), and as otherwise relevant to the determination to be made or the action to be taken.

     "Capital Expenditures" means capital expenditures, as defined in accordance with GAAP.

     "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

     "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership, and each membership interest in any Person that is a limited liability company.

     "Closing Date" means the date hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any provision of the Code shall include all successor provisions thereto.

     "Collateral" has the meaning ascribed thereto in Section 2.16(a) hereof.

     "Commitment" means, with respect to the Revolving Loan, $50,000,000 as reduced pursuant to Section 2.11 hereof.

     "Commitment Fee" means the fee described in Section 2.10(b) hereof.

     "Communications Act" means, collectively, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and as further amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Compliance Certificate" means a certificate of an Authorized Officer in the form of Exhibit C hereto, (a) certifying that such individual has no
            ---------
knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, (b) setting forth detailed calculations with respect to the covenants described in Section 8.01 hereof and (c) certifying to the appropriate Applicable Margin.

     "Consequential Loss" with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) subject to Administrative Lenders' prior consent, a LIBOR Advance made on a date other than the date on which the Advance is to be made according to
Section 2.02(a) or Section 2.09 hereof to the extent such Advance is made on such other date at the request of the Borrower, or (c) any of the circumstances specified in Section 2.04 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Section 2.04 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, presumptive evidence of the validity of such claim.

     "Contingent Liability" means, as to any Person, any obligation or Guaranty, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business, provided that this definition of "Contingent Liability" shall not include Guaranties by the Borrower or any Subsidiary of the Borrower of any obligations of the

Borrower or any wholly owned Subsidiary of the Borrower that has executed an Unlimited Guaranty.

     "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

     "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) any Person which beneficially owns
            --------
(i) 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation and (ii) 10% or more of the interest in capital or profits of a partnership shall be conclusively presumed to control such partnership, and (b) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

     "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

     "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including (without duplication) (a) Capital Leases, (b) Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, (c) liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse, and (d) installment payment non-compete agreements.

     "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, all Debt of such Person that constitutes (a) all obligations of such Person for borrowed money, letters of credit (or applications for letters of credit) or other similar instruments, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations under Capital Leases, (e) installment payment non-compete agreements, and (f) all Contingent Liabilities relating to obligations of another Person (other than a wholly owned Subsidiary of the Borrower that has executed an Unlimited Guaranty) of the type described in (a) through (e) above.

     "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

     "Default" means any event specified in Section 9.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

     "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder of, any partnership interest or shares of Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose).

     "Environmental Claim" means any written notice by any Tribunal alleging liability for damage to the environment, or by any Person alleging liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or
(b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. (S)1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C (S)6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Clean Air Act (42 U.S.C.
(S)7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S)2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S)651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower or any Obligor, or is under common control with Borrower or any Obligor, within the meaning of Section 414(c) of the Code, and the regulations and rulings issued thereunder.

     "ERISA Event" means (a) a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Parent, the Borrower, any Subsidiary of the Borrower, or an ERISA Affiliate from a Multiple Employer

Plan during a Plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA, (d) the failure by the Parent, the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (e) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "Event of Default" means any of the events specified in Section 9.01 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Lender from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain Fee Letter, dated the Closing Date, between the Borrower and the Administrative Lender, and all other fee letters executed among the Borrower or any Lender[s], as such letters may be amended, modified, substituted, replaced, or increased from time to time.

     "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board and other changes in accounting methods permitted by generally accepted accounting principles.

     "Guarantors" means the Parent and each Subsidiary of the Borrower existing on the Closing Date or formed or acquired by the Borrower or any direct or indirect Subsidiary of the Borrower from time to time thereafter.

     "Guaranty" means a guaranty executed by any Person of the obligations of another Person, or any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any comfort letter, or take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

     "Hazardous Materials" means all materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R. (S) 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

     "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.

     "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(l) of Art. l.04; or (b) provided notice is given as required in Section (h)(l) of Art. 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate
                          --------  -------
ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of such Art. l.04 shall control for purposes of such determination, as applicable.

     "Income Tax Expense" means the aggregate Taxes accrued by the Parent, the Borrower and its Subsidiaries for the relevant period of determination.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "Interest Coverage Ratio" means, on any date of determination for the Parent, the Borrower and its consolidated Subsidiaries, the ratio of (i) Annualized Operating Cash Flow to

(b) Interest Expense actually paid during the most recently completed twelve month period, but specifically excluding any interest paid out of the Interest Reserve Escrow Account.

     "Interest Expense" means, for the Parent, the Borrower and its Subsidiaries on a consolidated basis, the gross interest expense for any period on Total Debt, determined in accordance with GAAP, and including commitment fees incurred, whether accrued or paid and all fees and expenses with respect to letters of credit, minus the sum of (a) interest income for such period, (b) interest actually paid-in-kind, (c) any one-time facility fees paid in connection with this Agreement and in connection with any pre-existing Debt of the Parent, the Borrower and its Subsidiaries, and (d) an amount not to exceed $9,500,000 in accrued interest paid by the Borrower to ITC Holding prior to the Closing Date.

     "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date the Advance is made or continued as a LIBOR Advance and ending one, two, three, six or, to the extent available as determined by Administrative Lender, twelve months thereafter (as the Borrower shall select), provided, however, that:
--------  -------

          (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

          (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided,
                                                                     --------
     however, that if such extension would cause the last day of such Interest
     -------
     Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower and any Lender.

     "Interest Reserve Escrow Account" means the account of the Borrower (as assignee of the Parent) pursuant to the terms of the Senior Notes, into which a deposit was made from the proceeds of the Senior Notes to pay the first three years of interest expense due and payable on the Senior Notes.

     "Investment" means any acquisition of all or substantially all of the assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, any Capital Stock or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

     "ITC Holding" means ITC Holding Company, Inc., a Delaware corporation, and the holder of 100% of the Capital Stock of the Parent.

     "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "Lenders" means the lenders listed on the signature pages of this Agreement, and each transferee which hereafter becomes a party to this Agreement pursuant to Section 11.04 hereof or pursuant to an amendment to this Agreement, so long as each is owed any portion of the Obligation or is obligated to make any Advance hereunder.

     "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of each Lender, branch or affiliate identified on each Lender's signature page hereto, and (b) subsequently, such other office of each Lender, branch or affiliate as each Lender may designate to the Borrower and Administrative Lender as the office from which the Advances of each Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee and the Unused Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Advances and LIBOR Advances.

     "Letter of Credit Commitment" means, on any date of determination, an amount equal to the lesser of (a) $2,500,000 and (b) the Commitment minus all outstanding Advances under the Revolving Loan.

     "Letters of Credit" means the irrevocable standby letters of credit issued by Administrative Lender under and pursuant to Article III hereof, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time.

     "LIBOR Advance" means an Advance under the Revolving Loan or the Term Loan bearing interest at the LIBOR Rate.

     "LIBOR Lending Office" means, with respect to each Lender, the office designated as its "LIBOR Lending Office" on each Lender's signature page hereto, or such other office of Lender or any of its affiliates hereafter designated by notice to the Borrower and Administrative Lender.

     "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefore, a rate per annum equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Applicable Margin, plus (ii) the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided,
                                                                       --------
however, if more than one rate is specified on Reuters Screen LIBO Page, the
-------
applicable rate shall be the arithmetic mean of all such rates.

     "License" means, as to the Parent, the Borrower, or any Subsidiary of the Borrower, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Tribunal or third Person (including without limitation, the FCC or any applicable PUC) necessary for such Person to own, build, maintain, or operate its business or Property.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an (a) operating lease or (b) the true consignment of goods to the Borrower or any Subsidiary of the Borrower as consignee).

     "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted by or before any Tribunal or arbitrator, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

     "Loan Papers" means this Agreement, the Notes, the Pledge Agreement, the Unlimited Guaranties, the Fee Letter[s], financing statements, any Interest Rate Protection Agreement and related documents entered into by the Borrower with any Lender or any Bank Affiliate, all Letters of Credit, all Applications and all other agreements between the Borrower or any Subsidiary of the Borrower and the Administrative Lender related to any Letter of Credit, other fee letters, Assignment and Acceptances, post-closing letters, all security agreements, pledges, mortgages, deeds of trust, assignments, leasehold mortgages, leasehold deeds of trust, collateral assignments and other agreements and documentation relating to the Liens securing the Obligations, and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any Person in connection with this Agreement or as security for the Obligations hereunder, granting Collateral or otherwise, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

     "Majority Lenders" means any combination of Lenders having at least 51.00% of the aggregate amount of outstanding Advances hereunder, provided, however, that if no Advances are outstanding, such term means any combination of one or more Lenders having Specified Percentages equal to at least 51.00%.

     "Material Adverse Change" means any circumstance or event that is or could reasonably be expected to (a) be material and adverse to the financial condition, business operations, prospects, or Properties of the Parent, the Borrower and its Subsidiaries on a consolidated basis, (b) materially and adversely affect the validity or enforceability of any Loan Paper or (c) cause a Default or Event of Default.

     "Maturity Date" means the earlier of September 15, 2002, or such earlier date on which the total amount of outstanding Obligations are due and payable (including, without limitation, whether by acceleration, scheduled reduction of the Commitment to zero, mandatory or voluntary commitment reduction of the Commitment to zero, installment payments or otherwise).

     "Maximum Amount" means the maximum amount of interest which, under Applicable Law, a Lender is permitted to charge on the Obligations.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Parent, the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate and at least one Person other than the Parent, the Borrower, any Subsidiary of the Borrower, and any ERISA Affiliate, or (b) was so maintained and in respect of which the Parent, the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Proceeds" means the gross cash proceeds received by the Parent, the Borrower or any Subsidiary of the Borrower in connection with or as a result of any asset sale not in the ordinary course of business, minus (so long as each of the following are estimated in good faith by the management of the Borrower and certified to the Lenders in reasonable detail by an Authorized Officer) (a) actual taxes estimated in good faith by the Borrower's board of directors incurred as a result of such sale (after giving effect to all tax benefits available to the Borrower or such Subsidiary), and (b) reasonable and customary transaction costs payable by the Parent, the Borrower or any Subsidiary of the Borrower that are related to such sale and payable to a Person other than an Affiliate of the Borrower and its Subsidiaries.

     "Note" means each Note of the Borrower evidencing Advances hereunder, substantially in the form of Exhibit A hereto with respect to Advances made
                             ---------
under the Revolving Loan, and Exhibit B hereto with respect to Advances made
                              ---------
under the Term Loan, together in each case, with any extension, renewal or amendment thereof, or substitution therefor.

     "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each Obligor to Lenders and Administrative Lender arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Lender for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor and any other Person (other than Administrative Lender or Lenders) to Administrative Lender or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor or any other Person under any Debtor Relief Law).

     "Obligor" means (a) the Parent, (b) the Borrower, (c) each Subsidiary of the Borrower, (d) each other Person liable for performance of any of the Obligations and (e) each other Person the Property of which secures the performance of any of the Obligations.

     "Operating Cash Flow" means, for the Parent, the Borrower and the Subsidiaries of the Borrower, for any period, the consolidated net income (loss) for such period taken as a single accounting period, plus the sum of the following amounts for such period to the extent included in the determination of such consolidated net income or loss, without duplication: (a) depreciation expense, (b) amortization expense and other non-cash charges reducing income,
(c) net Interest Expense, and (d) Income Tax Expense.

     "Parent" means ITC/\DeltaCom, Inc., a Delaware corporation.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Permitted Acquisition" means acquisitions made by the Parent, the Borrower or any Subsidiary of the Borrower in comparable telecommunications businesses to that of the Borrower; provided that the Borrower has complied with all applicable provisions of this Agreement.

     "Permitted Liens" means, as applied to any Person:

     (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

     (b) (i) Liens on real estate for real estate Taxes not yet delinquent, (ii) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for Taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

     (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

     (f) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Majority Lenders; and

     (g) Any Liens existing on the Closing Date which are described on Schedule
                                                                       --------
8.03 hereto and not otherwise described elsewhere in the definition of Permitted
----
Liens, and Liens resulting from the refinancing of the related Debt for Borrowed Money, provided that the Debt for Borrowed Money secured thereby shall not be increased and the Liens shall not cover additional assets of the Parent, the Borrower, or any such Subsidiary.

     "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Pledge Agreement" means the Pledge Agreement of even date herewith, executed by the Parent, the Borrower and any Subsidiary of the Borrower, granting a Lien on Capital Stock of the Borrower and each of the Borrower's Subsidiaries as security for the Obligations, substantially in the form of Exhibit H hereto, as such agreement may be amended, modified, renewed or
---------
extended from time to time, and "Pledge Agreement" shall also include each such pledge agreement pledging the Capital Stock of all other Subsidiaries of the Borrower created or acquired from time to time, and all amendments, modifications, renewals and extensions to any thereof.

     "Pledged Stock" means all of the Capital Stock of the Borrower and of each of the Subsidiaries of the Borrower.

     "Prohibited Transaction" has the meaning specified in Section 4975 of the Code or Section 406 of Title I of ERISA.

     "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned or hereafter acquired in fee simple or leased by the Parent, the Borrower and its Subsidiaries.

     "Pro Rata" means, as to any Lender, in accordance with its percentage of the aggregate amount of outstanding Advances; provided, however, that if no
                                              --------  -------
Advances are outstanding, such term means in accordance with such Lender's Specified Percentage.

     "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facility or long distance telecommunications systems or over Persons who own, construct or operate a network facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

     "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement.

     "Ratable" means, as to any Lender, in accordance with its Specified Percentage.

     "Refinancing Advance" means any Advance which is used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

     "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

     "Restricted Payments" means, for the Parent, the Borrower and the Subsidiaries of the Borrower, (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of Capital Stock or other securities of, the Parent, the Borrower and its Subsidiaries (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto); (b) any management, consulting or other similar fees, or any interest thereon, payable by the Parent, the Borrower or any of its Subsidiaries to any Affiliate of the Parent or the Borrower, or to any other Person (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), but specifically excluding any consulting fees payable by the Parent, the Borrower or any Subsidiary of the Borrower to a Person that is not an Affiliate of the Borrower or the Parent; (c) loans or advances to employees and/or shareholders of the Parent, the Borrower and its Subsidiaries, except advances to such employees for moving and travel expenses in the ordinary course of business; and (d) payments of principal and/or interest, or the setting aside of funds with respect thereto (except for the Interest Reserve Escrow Account) on any Total Debt except the Obligations.

     "Revolving Advance" means any Advance made under the Revolving Loan.

     "Revolving Loan" means the loan made by a Lender pursuant to Section 2.01(a) of this Agreement.

     "Rights" means rights, remedies, powers, and privileges.

     "Senior Debt" means, on any date of determination, Total Debt on such date minus the sum of (a) the aggregate outstanding principal amount of the Senior Notes, (b) to the extent included in Total Debt, accrued and unpaid interest on the Senior Notes, plus (c) cash balances of the Parent, the Borrower and the Subsidiaries of the Borrower which in the aggregate exceed $5,000,000, provided that, for purposes of this subsection (c), amounts in the Interest Reserve Escrow Account may not be included in the calculation of "cash balances".

     "Senior Leverage Ratio" means on any date of determination, the ratio of Senior Debt on such date to Annualized Operating Cash Flow on such date.

     "Senior Notes" means those certain $200,000,000 11% Senior Notes due 2007 unsecured indebtedness issued by the Parent pursuant to that certain Offering Memorandum of the Parent dated May 29, 1997 and as may be exchanged pursuant to that Offer to Exchange all outstanding 11% Senior Notes due June 1, 2007 for 11% Senior Notes Due June 1, 2007 scheduled to commence on December 1, 1997.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan of the Parent or the Borrower.

     "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person,
(b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

     "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, or such other individual or firm acting as special counsel to Administrative Lender, as designated by Administrative Lender from time to time.

     "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or as adjusted or specified in any Assignment and Acceptance or in any amendment to this Agreement.

     "Subsidiary" of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) 50% or more of:

          (a) the outstanding Capital Stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture, or

          (c) the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

     "Term Advance" means any Advance made under the Term Loan.

     "Term Loan" means the loan made by a Lender pursuant to Section 2.01(b) of this Agreement.

     "Term Loan Initial Advance" means each of the first Advances under the Term Loan which increase the outstanding aggregate amount of Advances under the Term Loan, available only until the earlier of (a) the second anniversary of the Closing Date, and (b) such date that the aggregate amount of outstanding Advances under the Term Loan is equal to $50,000,000. Each Term Loan Initial Advance will increase the amount of the outstanding Advances under the Term Loan and will not be a Refinancing Advance.

     "Total Debt" means all Debt for Borrowed Money of the Parent, the Borrower and the Subsidiaries of the Borrower, which would be shown on a consolidated balance sheet in accordance with GAAP, including, without limitation, (a) Capital Lease obligations, (b) Debt of any other Person secured by a Lien on the property of the Borrower or any Subsidiary of the Borrower in an amount equal to the lesser of (i) such Debt of such Person and (ii) the value of such pledged property, (c) Contingent Liabilities, (d) Withdrawal Liability and (e) overdue interest on any Debt for Borrowed Money (but not accrued interest that is not overdue).

     "Total Leverage Ratio" means, on any date of determination, the ratio of
(a) Total Debt on such date to (b) Annualized Operating Cash Flow, provided that
(i) the calculation of Total Debt for purposes of the Total Leverage Ratio will be net of the sum of (A) any cash balances in excess of $5,000,000 plus (B) the balance of the Interest Reserve Escrow Account, and (ii) for purposes of this calculation, Operating Cash Flow shall be calculated as if all assets acquired on any date during the period of determination were acquired on the first day in such period of determination, and all assets sold on any date during the period of determination were sold on the first day in such period of determination.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

     "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

     "UCC" means the Uniform Commercial Code as adopted in the State of Texas on the Closing Date.

     "Unlimited Guaranty" means the Guaranty, executed in substantially similar form by the Parent and by each Subsidiary of the Borrower, guarantying payment and performance of the Obligations, substantially in the form of Exhibit G
                                                                 ---------
attached hereto, as such agreement may be amended, modified, renewed or extended from time to time, and each subsequent Guaranty in the form of Exhibit G hereto
                                                               ---------
executed by any newly acquired or created Subsidiary of the Borrower, as each such agreement may be amended, modified, renewed or extended from time to time.

     "Unused Fee" means the fee described in Section 2.10(b) hereof.

     "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, (a) definitions imparting the singular shall include the plural and vice versa and (b) all references to time are deemed to refer to Dallas time.


                         ARTICLE II.  THE LOAN FACILITY

     2.01.  The Loans.

     (a) Revolving Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth (including, without limitation, the last sentence of this Section 2.01(a), to make Advances to the Borrower on a Business Day during the period from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the difference between the Commitment and the sum of the face amount of all outstanding Letters of Credit, plus reimbursement obligations under Article III hereof. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Advances; provided,
                                                                     --------
however, that at no time shall the sum of (i) all outstanding Revolving
-------
Advances, plus (ii) the face amount of all outstanding Letters of Credit, plus
(iii) reimbursement obligations under Article III hereof exceed the Commitment. Notwithstanding any provision of any Loan Papers to the contrary, until the second anniversary of the Closing Date, on any date of determination during such period, in no event shall more than $10,000,000 in the aggregate of Revolving Advances be borrowed by the Borrower prior to time that the aggregate amount of all Term Loan Initial Advances made over the term of this Agreement equals $50,000,000.

     (b) Term Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, on the Closing Date to make a multi-advance Term Loan available to the Borrower until the Maturity Date in an aggregate outstanding amount not to exceed $50,000,000, as reduced pursuant to Sections 2.05 and 2.06 hereof, provided that, notwithstanding the foregoing, in no event shall the Borrower be entitled to borrow any Term Loan Initial Advance until it has delivered to the Administrative Lender a duly completed and executed Compliance Certificate demonstrating pro forma compliance through the Maturity Date in reasonable detail. The Term Loan shall be made available to the Borrower in multi-advances in amounts not less than $10,000,000 (or in $5,000,000 integral multiples thereof) and in an aggregate amount outstanding not to exceed $50,000,000, from the Closing Date until the earlier of (i) the second anniversary of the Closing Date or (ii) the first date that the aggregate outstanding Advances under the Term Loan equals $50,000,000, at which time only Refinancing Advances will be available to the Borrower under the Term Loan.
Once made, any Advance that is prepaid by the Borrower will reduce the outstanding amount of the Term Loan and will not be available to be reborrowed. The Borrower agrees to repay the Term Loan in accordance with the terms of Section 2.06(c) hereof. The Term Loan shall initially consist of an Advance which shall be a Base Advance or LIBOR Advance, as specified in the related notice of borrowing or conversion, and each subsequent Advance shall be either a Base Advance or LIBOR Advance. Subject to the terms and conditions of this Agreement, the Borrower may convert a Base Advance made under the Term Loan to a LIBOR Advance at any time; provided that the Borrower pays all accrued and unpaid interest on such Base Advance concurrently. Notwithstanding any provision of any Loan Papers to the contrary, on any date of determination, in no event shall the sum of all outstanding Advances under the Term Loan exceed $50,000,000 minus all prepayments made on the Term Loan.

     2.02.  Making Advances.

     (a) Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Lender not later than (i) 10:00 a.m. three Business Days prior to the date of the proposed Borrowing, in the case of Revolving Advances which are LIBOR Advances or Advances under the Term Loan which are LIBOR Advances and (ii) 10:00 a.m. on the date of such Borrowing, in the case of Revolving Advances which are Base Advances, or Advances under the Term Loan which are Base Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit D hereto specifying therein:
                                     ---------

               (i) the date of such proposed Borrowing, which shall be a Business Day;

              (ii) whether such Advance is to be a Revolving Advance or a Term Loan Initial Advance, and the Type of Advances of which the Borrowing is to be comprised;

             (iii) the amount of such proposed Borrowing which, (A) in the case of Revolving Advances, shall not exceed the unused portion of the Commitment less outstanding Letters of Credit, and in the case of Term Advances shall either be a Term Loan Initial Advance or a Refinancing Advance, (B) shall (I) in the case of a Borrowing of Base Advances under the Revolving Loan, be in an amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof (or any lesser amount if such amount is the remaining undrawn portion under the Commitment), and
     (II) in the case of a Borrowing of LIBOR Advances under the Revolving Loan, be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (C) shall, in the case of a Borrowing under the Term Loan (of either a Term Loan Initial Advance or a Refinancing Advance under the Term Loan that is a Borrowing of Base Advances or LIBOR Advances, be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, for any Refinancing Advance under the Term Loan, any lesser amount if such amount is the remaining portion under the Term Loan); and

               (iv) if the Borrowing under the Revolving Loan or the Term Loan is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

     If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing or Refinancing Advance, as applicable, comprised of LIBOR Advances, such Interest Period shall be three months. Administrative Lender shall promptly notify Lenders of each such notice. Each Lender shall, before 1:00 p.m. on the date of each Advance under the Revolving Loan hereunder (other than a Refinancing Advance) or a Term Loan Initial Advance, make available to Administrative Lender, at its office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, such Lender's Specified Percentage of the aggregate Advances under the Revolving Loan and/or the Term Loan Initial Advance to be made on that day in immediately available funds.

     (b) Unless any applicable condition specified in Article IV has not been satisfied, Administrative Lender will make the funds promptly available to the Borrower (other than with respect to a Refinancing Advance) by either (i) wiring such amounts pursuant to any wiring instructions, or (ii) depositing such amount in the account of the Borrower at the Administrative Lender, in each case as specified by the Borrower to the Administrative Lender in writing.

     (c) After giving effect to any Borrowing, (i) there shall not be more than seven different Interest Periods in effect and (ii) the aggregate principal amount of outstanding Advances under the Revolving Loan, Letters of Credit, and reimbursement obligations under Article III shall not exceed the Commitment.

     (d) No Interest Period applicable to any Advance shall extend beyond the Maturity Date.

     (e) Unless a Lender shall have notified Administrative Lender prior to the date of any Revolving Advance or Term Loan Initial Advance that it will not make available its Specified Percentage of any Revolving Advance or Term Loan Initial Advance, Administrative Lender may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a) hereof, and Administrative Lender may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Lender, such Lender and the Borrower severally agree to repay to Administrative Lender immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Lender, at (i) in the case of the Borrower, the Base Rate, and
(ii) in the case of such Lender, the Federal Funds Rate.

     (f) The failure by any Lender to make available its Specified Percentage of any Revolving Advance or Term Loan Initial Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Revolving Advance or Term Loan Initial Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Revolving Advance or Term Loan Initial Advance.

     (g) The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein (including a Refinancing Advance) or (ii) the Borrower's requesting that an Advance (including a Refinancing Advance) not be made on the date specified in the Borrowing Notice.

     2.03.  Evidence of Debt for Borrowed Money.

     (a) The Advances made by each Lender under the Revolving Loan shall be evidenced by a Note in the amount of such Lender's Specified Percentage of the Commitment in effect on the Closing Date. The Advances made by each Lender under the Term Loan shall be evidenced by a Note in the amount of such Lender's Specified Percentage of $50,000,000.

     (b) Administrative Lender's and each Lender's records shall be presumptive evidence as to amounts owed Administrative Lender and such Lender under the Notes and this Agreement.

     2.04.  Optional Prepayments.

     (a) The Borrower may, upon at least two Business Days prior written notice to Administrative Lender stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a
                        --------  -------
Base Advance, the notice of prepayment may be given by telephone by 10:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Advances under the Revolving Loan or the Term Loan, be in an aggregate principal amount of not less than $100,000 or a larger integral multiple of $50,000 in excess thereof and, in the case of LIBOR Advances under the Revolving Loan or the Term Loan, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Section 2.12 and Section 2.14 hereof, shall be due and payable on the date specified in such notice unless the Borrower revokes its notice, provided that, if the Borrower revokes its notice of prepayment prior to such date specified, the Borrower shall reimburse the Administrative Lender for the account of all Lenders for all Consequential Losses suffered by each Lender as a result of the Borrower's failure to prepay. A certificate of each Lender claiming compensation under this Section 2.04(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim.

     (b) The Administrative Lender shall apply the proceeds of all optional prepayments as set forth in Section 2.13(f) hereof. No prepayments of Advances made solely pursuant to this Section 2.04 and applied to the Revolving Loan shall cause the Commitment to be reduced. All prepayments of Advances made solely pursuant to this Section 2.04 and applied to the Term Loan shall permanently and irrevocably reduce the Term Loan, in the inverse order of maturity. All prepayments made pursuant to this Section 2.04 shall be first applied to Base Advances then to LIBOR Advances, all without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses.

     2.05.  Mandatory Prepayments.

     (a) Asset Sales. To the extent that the Parent, the Borrower or any of its Subsidiaries consummates any sale of any asset or any of its Properties other than in the ordinary course of business, then the Parent, the Borrower and its Subsidiaries shall immediately use 100% of the Net Proceeds of any such transaction to repay the Obligations under the Revolving Loan and the Term Loan, pro rata; provided, however, so long as there exists no Default or Event of Default, none of the Parent, the Borrower or any of its Subsidiaries shall be required to use the first $5,000,000 in the aggregate over the term of this Agreement from all such asset sales collectively to prepay the Obligations.

     (b) Public or Private Issuance of Equity. To the extent that the Parent, the Borrower or any of its Subsidiaries consummates any public or private issuance of equity (this provision in and of itself not constituting permission to do so), then the Parent, the Borrower and its Subsidiaries shall, (i) to the extent that any net proceeds from any such transaction are received within 12 months of the Closing Date and such net proceeds are in excess of $100,000,000, immediately use 50% of such net proceeds in excess of $100,000,000 to repay the Obligations under the Revolving Loan and the Term Loan, pro rata, or (ii) to the extent that clause (i) above is not applicable but the net proceeds from any such transaction are in excess of $50,000,000, immediately use 50% of such net proceeds in excess of $50,000,000 to repay the Obligations under the Revolving Loan and the Term Loan, pro rata.

     (c) Public or Private Issuance of Debt. To the extent that the Parent, the Borrower or any of its Subsidiaries consummates any public or private issuance of Debt (this provision in and of itself not constituting permission to do so) other than in connection with the Parent's $200,000,000 Offer to Exchange all outstanding 11% Senior Notes due June 1, 2007 for 11% Senior Notes Due June 1, 2007 scheduled to commence on December 1, 1997, then the Parent, the Borrower and its Subsidiaries shall immediately use 50% of the net proceeds of any such transaction in excess of $50,000,000 to repay the Obligations under the Revolving Loan and the Term Loan, pro rata.

     (d) Mandatory Prepayments, Generally. Any prepayments made pursuant to this Section 2.05 shall be first applied to Base Advances then to LIBOR Advances, all without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses. All prepayments made and applied to the Term Loan shall permanently and irrevocably reduce the Term Loan, in the inverse order of maturity.

     2.06.  Repayment.

     (a) LIBOR Advances. The principal amount of each LIBOR Advance is due and payable on the last day of the applicable Interest Period, which principal payment may be made by means of a Refinancing Advance in accordance with the terms of Section 2.09 hereof (and subject to the other provisions of this Agreement).

     (b) Commitment Reduction. On the date of a reduction of the Commitment pursuant to Section 2.11 hereof, the aggregate amount of outstanding Revolving Advances in excess of such Commitment as reduced shall be immediately due and payable (which such principal repayments may not be made by means of Refinancing Advances).

     (c) Term Loan Repayment. The Borrower shall repay the Term Loan in full on the Maturity Date.

     (d) Repayments, Generally. All outstanding Advances and other Obligations shall be due and payable in full on the Maturity Date. Any repayments made pursuant to this Section shall be applied in accordance with Section 2.13(f) hereof, without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses. Advances shall be applied to Base Advances first, and then to LIBOR Advances.

     2.07. Interest. Subject to Section 2.08 and Section 11.08 hereof, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at either the Base Rate or the LIBOR Rate, as set forth in subsection (i) or (ii) below, as selected by the Borrower in accordance with Section 2.02 hereof and as follows:

            (i) Base Advances. Base Advances shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by
                         --------
     which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to this sentence.

          (ii) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance.

          (iii) Payment Dates. Accrued and unpaid interest on Base Advances shall be paid quarterly in arrears on each Quarterly Date and on the Maturity Date. Accrued and unpaid interest in respect of each LIBOR Advance shall be paid on the last day of the appropriate Interest Period, on the Maturity Date and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance
              --------  -------
     exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period.

     2.08. Default Interest. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder at a per annum rate equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate plus 2%. LIBOR Advances shall not be available for selection by the Borrower during the continuance of an Event of Default.

     2.09.  Continuation and Conversion Elections.

     (a) The Borrower may upon irrevocable written notice to Administrative Lender and subject to the terms of this Agreement:

             (i) elect to convert, on any Business Day, all or any portion of outstanding Revolving Advances or Term Advances which are Base Advances (in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof) into LIBOR Advances; or

            (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding Revolving Advances or Term Advances which are LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $100,000 or an integral multiple of $50,000 in excess thereof) into Base Advances; or

           (iii) elect to continue, at the end of any Interest Period therefor, any Revolving Advances or Term Advances which are LIBOR Advances;

     provided, however, that if the aggregate amount of outstanding LIBOR
     --------  -------
Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $500,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Advances at the end of each respective Interest Period.

     (b) The Borrower shall deliver a notice of conversion or continuation (a "Conversion or Continuation Notice"), in substantially the form of Exhibit E
                                                                   ---------
hereto, to Administrative Lender
not later than (i) 10:00 a.m. three Business Days prior to the proposed date of conversion or continuation, if the Revolving Advances or Term Advances (or any portion of either thereof) are to be converted into or continued as LIBOR Advances; and (ii) 10:00 a.m. on the Business Day of the proposed conversion, if the Revolving Advances or Term Advances (or any portion thereof) are to be converted into Base Advances.

     Each such Conversion or Continuation Notice shall be by telecopy or telephone, promptly confirmed by letter, specifying therein:

             (i)  the proposed date of conversion or continuation;

            (ii) the aggregate amount of Revolving Advances or Term Advances to be converted or continued;

           (iii)  the nature of the proposed conversion or continuation; and

            (iv)  the duration of the applicable Interest Period.

     (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Advances effective as of the expiration date of such current Interest Period.

     (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than seven different Interest Periods.

     2.10.  Fees.

     (a) Facility Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Lender (for the sole account of Administrative Lender) an origination and facility fee as set forth in any Fee Letters.

     (b)  Commitment Fee and Unused Fee.

          (i) Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Lender for the Ratable account of Lenders a commitment fee (the "Commitment Fee") on the average daily amount of the difference between (A) the Commitment and (B) the sum of (I) all outstanding Revolving Advances and (II) the face amount of all outstanding Letters of Credit, at the per annum rate of 0.50%, payable in arrears on each Quarterly Date commencing with the first Quarterly Date after the Closing Date, and continuing until the Maturity Date.

          (ii) Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Lender for the Ratable account of Lenders an unused fee (the "Unused Fee") on the average daily amount of the difference between (A) $50,000,000 and (B) all outstanding Term Advances, at the per annum rate of 0.50%, payable in arrears on each Quarterly Date commencing with the first Quarterly Date after the Closing Date, and continuing until the second anniversary of the Closing Date.

     (c) Other Fees. Borrower shall pay to Administrative Lender and the Lenders such other fees as set forth in any Fee Letter addressed to the Administrative Lender or any Lender.

     2.11.  Reduction of Commitment.

     (a) Mandatory Termination of the Commitment. The Commitment shall be reduced to zero and terminate on the Maturity Date.

     (b) Mandatory Reduction Due to Asset Sales. The Commitment shall be reduced immediately and automatically in an amount equal to any amount required by Section 2.05(a) hereof to prepay the Revolving Loan as a result of any asset sales.

     (c) Mandatory Reduction Due to Issuances of Public or Private Equity. The Commitment shall be reduced immediately and automatically in an amount equal to any amount required by Section 2.05(b) hereof to prepay outstanding Advances under the Revolving Loan (regardless of whether there are actually any outstanding Revolving Advances) as a result of any issuances of public or private equity.

     (d) Mandatory Reduction Due to Issuances of Public or Private Debt. The Commitment shall be reduced immediately and automatically in an amount equal to any amount required by Section 2.05(c) hereof to prepay outstanding Advances under the Revolving Loan (regardless of whether there are actually any outstanding Revolving Advances) as a result of any issuances of public or private Debt.

     (e) Voluntary Commitment Reductions. The Borrower may from time to time, upon notice to Administrative Lender not later than 1:00 p.m., three Business Days in advance, terminate in whole or reduce in part the Commitment, as designated by the Borrower; provided, however, that the Borrower shall pay the
                            --------  -------
accrued interest and the applicable accrued Commitment Fee on the amount of such reduction and all amounts due, and any partial reduction shall be in an aggregate amount which is an integral multiple of $5,000,000.

     (f) Commitment Reductions, Generally. To the extent outstanding Revolving Advances exceed the Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Commitment Fee on the amount of such reduction and all amounts due. Once reduced or terminated, the Commitment may not be increased or reinstated. No reduction of the Commitment, either voluntary or mandatory under Sections 2.11(b), 2.11(c), 2.11(d) or 2.11(e) hereof, shall relieve or alter the mandatory reduction and termination of the Commitment pursuant to Section 2.11(a) hereof.

     2.12. Funding Losses. The Borrower may prepay the outstanding principal balance of any Advance, in full at any time or in part from time to time in accordance with the terms of Section 2.04 hereof, provided, that as a condition
                                                  --------
precedent to the Borrower's right to make, and any Lender's obligation to accept, any such prepayment, each such prepayment shall be in the amount of 100% of the principal amount to be prepaid, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Lender and Lenders under the Loan Papers on or before the prepayment date but have not been paid, plus (subject to Section 11.08 hereof) any Consequential Loss.

     The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

     2.13.  Computations and Manner of Payments.

     (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds (by wire transfer or otherwise) to Administrative Lender, for the account of Lenders unless otherwise specifically provided herein, at Administrative Lender's office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, for further credit to the account of Interstate FiberNet, Inc. No later than the end of each day when each payment hereunder is made, the Borrower shall notify Loan Operations at (214) 508-9192 or such other Person as Administrative Lender may from time to time specify.

     (b) Unless Administrative Lender shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Lender may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Lender forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

     (c) Subject to Section 11.08 hereof, interest on LIBOR Advances under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 11.08 hereof, interest on Base Advances, the Commitment Fee, the Unused Fee and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as applicable. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment, Commitment Fee or

Unused Fee is payable. Each determination by Administrative Lender or a Lender of an interest rate, fee or commission hereunder shall be presumptive evidence of the validity of such claim. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

     (d) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable;

provided, however, if such extension would cause payment of interest on or
--------  -------
principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually obtain funds for any Advance at any particular index or reference rate.

     (f) Notwithstanding anything in this Agreement to the contrary, all payments received by the Administrative Lender from the Borrower shall be applied as follows:

          (i) Except as stated in Section 2.05 hereof, so long as there then exists no Event of Default, the Administrative Lender shall apply all such payments as between the Revolving Loan and the Term Loan as directed by the Borrower and, in the absence of any direction by the Borrower, to the Revolving Loan. Any amounts applied to the Term Loan shall permanently and irrevocably reduce the Term Loan, and shall be applied in the inverse order of maturity.

          (ii) If there then exists an Event of Default, notwithstanding any direction by the Borrower, the Administrative Lender shall apply all such payments received by it from the Borrower to reduce the Revolving Loans and the Term Loan ratably in accordance with each Lender's percentage of all outstanding Advances. Any amounts applied to the Term Loan shall permanently and irrevocably reduce the Term Loan, and shall be applied in the inverse order of maturity. Any amounts applied to the Revolving Loan shall reduce the Commitment and shall not affect any other required Commitment reductions.

     2.14.  Yield Protection; Changed Circumstances.

     (a) If any Lender determines that either (i) the adoption of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be
                                                    --------
liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this
Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(a), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the
                                                  --------  -------
Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

     (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance, or imposes on any Lender any other condition affecting a Letter of Credit; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes, the Letters of Credit or reimbursement obligations by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the Borrower shall
          ----
pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Borrower of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided,
                                                                     --------
no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances, of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.14(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this
Section 2.14(b), the Borrower may at any time,
on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided,
                                                                   --------
however, that the Borrower shall be liable for the Consequential Loss arising
-------
pursuant to those actions.

     (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Lender and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Lender and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

     (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

     (e) If any Lender notifies Administrative Lender that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Lender shall promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Lender that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Lender notifies the Borrower of such fact.

     (f) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.14.

     (g) The obligations of the Borrower under this Section 2.14 shall survive any termination of this Agreement, provided that, in no event shall the Borrower be required to make a payment under this Section 2.14 with respect to any event of which the Lender making such claim had knowledge more than 12 months prior to demand for such payment.

     (h) Determinations by Lenders for purposes of this Section 2.14 shall be presumptively correct. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

     (i) Notwithstanding any other provision of this Agreement, no Lender not organized under the Laws of the United States or any State (or which has a Bank Affiliate not organized under the Laws of the United States or any State) shall be entitled to compensation pursuant to this Section 2.14 with respect to any amount which would otherwise be due under this Section 2.14 but which is the result of an act of a Tribunal of the country in which such Lender or Bank Affiliate is organized.

     2.15. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower shall use such proceeds) solely (a) on the Closing Date, to refinance existing indebtedness of the Borrower, (b) for Permitted Acquisitions,
(c) for Capital Expenditures permitted under the terms of this Agreement, (d) for working capital and (e) for other lawful corporate purposes.

     2.16. Collateral and Collateral Call.

     (a)   Collateral.  Payment of the Obligations will be secured by (i) a
           ----------
first perfected security interest in 100% of the Capital Stock of the Borrower and each of the Subsidiaries of the Borrower, (ii) Guaranties of the Obligations by each Guarantor, (iii) a first perfected security interest (except for Permitted Liens) in all tangible and intangible assets and Properties of the Borrower and each of the Subsidiaries of the Borrower that can be perfected by filing a UCC-1 financing statement centrally in the States of Georgia, Florida, Alabama, Mississippi, Louisiana, Texas, North Carolina and South Carolina, (iv) certain licenses (recognizing that in connection with the exercise by Administrative Lender of its rights hereunder with respect to such licenses that it may be necessary to obtain the prior consent or approval of Tribunals and other Persons to a transfer or assignment, including, without limitation, the approval of the FCC), contract rights with respect to contracts between the Borrower and (A) the Southern Development and Investment Group, Inc., (B) the Kansas City Southern Railway Company, and (C) the Illinois Central Railroad Company, and (v) certain real estate switch sites (collectively, together with all other Properties or assets of the Borrower, Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral", but "Collateral" shall specifically exclude (unless any Lien is granted in accordance with the terms of Section 2.16(b) below), (A) amounts deposited in the Interest Reserve Escrow Account in accordance with the terms of Section 8.15 hereof, (B) motor vehicles, patents, trademarks and fixtures and real property (both leasehold and fee owned, but none of which is a switch location) and (C) certain agreed to licenses, contract rights and agreements which require consent from a third party (such licenses, contract rights and agreements being described on Schedule
                                                                        --------
2.16(a) hereto)). The Borrower agrees that it will, and will cause its
-------
Subsidiaries to execute and deliver, or cause to be executed and delivered, such documents as the Administrative Lender may from time to time reasonably request to create and perfect a first Lien (subject to Permitted Liens) for the benefit of the Administrative Lender and the Lenders in the Collateral. The Borrower agrees to use its best efforts to obtain a landlord's consent to assignment and leasehold mortgage in connection with switch sites located in Columbia, South Carolina and Arab, Alabama.

     (b)   Collateral Call.  The Borrower agrees upon the creation, formation or
           ---------------
acquisition of any direct or indirect Subsidiary of the Borrower, to immediately pledge 100% of the Capital Stock of any such Subsidiary to secure the Obligations, pursuant to a pledge agreement substantially in the form of Exhibit
                                                                         -------
H hereto, and to promptly deliver to the Administrative Lender all certificates
-
or other documentation evidencing 100% of such Capital Stock and, if such Capital Stock is stock of a corporation, together with stock powers executed in blank. The Borrower agrees, upon the acquisition of any assets (whether through Capital Stock or otherwise) to immediately pledge/mortgage or grant a first priority security interest in (subject to Permitted Liens), as applicable, such assets of the type as are included in the definition of Collateral as set forth above to the Administrative Lender on behalf of the Lenders to secure the Obligations (and pursuant to agreements similar to those executed on the Closing
Date). The Borrower agrees to use its best efforts to (and cause its Subsidiaries to use their best efforts to), upon the request of the Majority Lenders, grant the Administrative Lender on behalf of Lenders a first priority Lien or security interest (subject to Permitted Liens) in any asset of the Borrower or any of its Subsidiaries having a fair market value in excess of $1,000,000 and not constituting motor vehicles.


                        ARTICLE III.  LETTERS OF CREDIT

     3.01. Issuance of Letters of Credit.    The Borrower shall give the
Administrative Lender not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Lender shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Administrative Lender agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the lesser of (a) Letter of Credit Commitment and (b) the remainder of the Commitment minus the sum of all outstanding Revolving Advances plus the aggregate face amount of all outstanding Letters of Credit. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the Maturity Date, or (ii) one year from the date of its issuance, or (iii) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under Section 2.06 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Lender in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Specified Percentages. The amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of Commitment available, so that at no time shall the sum of (i) all outstanding Revolving Advances in the aggregate, plus (ii) the aggregate face amount of all outstanding Letters of Credit, plus (iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit, exceed the Commitment, and at no time shall the sum of all Revolving Advances by any Lender made plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Specified Percentage of the Commitment.

     3.02. Letters of Credit Fee. In consideration for the issuance of each Letter of Credit, the Borrower shall pay to (a) the Administrative Lender for its sole account, an application and processing fee in the amount of the higher of (i) $350.00 and (ii) the product of 1/8th of 1% multiplied by the face amount of such Letter of Credit on each Letter of Credit, due and payable on the date of issuance of each Letter of Credit, and (b) the Administrative Lender for the account of the Administrative Lender and the Lenders in accordance with their Specified Percentages, a per annum fee for each Letter of Credit equal to the higher of (i) $350.00 and (ii) the product of 1.00% multiplied by the face amount of each such Letter of Credit. Each fee for each Letter of Credit under subsection (b) above shall be due and payable to the Administrative Lender quarterly as it accrues, on each Quarterly Date during the term of the Letter of Credit and on the expiration or renewal and/or extension of each such Letter of Credit, beginning with the first such Quarterly Date after the issuance of each Letter of Credit and ending on the expiration date of each such Letter of Credit.

     3.03.  Reimbursement Obligations.

     (a) The Borrower hereby agrees to reimburse Administrative Lender immediately upon demand by Administrative Lender, and in immediately available funds, for any payment or disbursement made by Administrative Lender under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Lender from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus 2% per annum; provided, however, that if the
                                               --------  -------
Borrower would be permitted under the terms of Section 2.01, Section 2.02 and
Section 4.02 to borrow Revolving Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Advance by each Lender, in an amount equal to such Lender's Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Lender in the amount of such obligation and subject to the terms of this Agreement.

     (b) The Borrower hereby also agrees to pay to Administrative Lender immediately upon demand by Administrative Lender and in immediately available funds, as security for their reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, upon an Event of Default. Any such payments shall be deposited in a separate account designated "Interstate FiberNet Special Account" or such other designation as Administrative Lender shall elect. All such amounts deposited with Administrative Lender shall be and shall remain funds of the Borrower on deposit with Administrative Lender and may be invested by Administrative Lender as Administrative Lender shall determine. Such amounts may not be used by Administrative Lender to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Lender as reimbursement for Letter of Credit drawings which Administrative Lender has paid. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct the Administrative Lender to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the Interstate FiberNet Special Account, after the date of the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

     (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

     (d) The Borrower shall be obligated to reimburse Administrative Lender upon demand for all amounts paid under the Letters of Credit as set forth in Section 3.03(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Administrative Lender in full upon demand, whether by borrowing Revolving Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Lender in accordance with each Lender's Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section 3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Lender.

     (e) The Borrower shall indemnify and hold Administrative Lender or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Lender or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (including losses resulting from the negligence of Administrative Lender or such indemnified party), and shall pay Administrative Lender for reasonable fees of attorneys (who may be employees of Administrative Lender) and legal costs paid or incurred by Administrative Lender in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Lender or such indemnified party. If the Borrower for any reason fails to indemnify or pay Administrative Lender or such indemnified party as set forth herein in full, the Lenders shall indemnify and pay Administrative Lender upon demand, in accordance with each Lender's Specified Percentage of such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

     3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably to reimburse Administrative Lender (to the extent Administrative Lender is not otherwise reimbursed by the Borrower in accordance with Section 3.03(a) hereof) on demand for such Lender's Specified Percentage of each draw paid by Administrative Lender under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

     3.05.  Administrative Lender's Obligations.

     (a) Administrative Lender makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Lender assumes no responsibility for the financial condition of the Borrower and its Subsidiaries or for the performance of any obligation of the Borrower. Administrative Lender may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

     (b) Administrative Lender shall be under no liability to any Lender, with respect to anything the Administrative Lender may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Lender being to handle each Lender's share on as favorable a basis as Administrative Lender handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Lender under any Application. Administrative Lender shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

     (c) Neither Administrative Lender nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Lender for wrongful payment of any Letter of Credit due to Administrative Lender's gross negligence or willful misconduct. Administrative Lender shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Lender to be genuine or authentic and to be signed by the proper party.

                       ARTICLE IV.  CONDITIONS PRECEDENT

     4.01. Conditions Precedent to Closing and the Initial Advance. The obligation of each Lender to sign this Agreement and to make the initial Advance under the Revolving Loan or the first Term Loan Initial Advance, is subject to receipt by the Administrative Lender of each of the following, in form and substance satisfactory to the Administrative Lender, with a copy (except for the Notes) for each Lender:

     (a) A loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Papers, certifying that no Default or Event of Default has occurred, and including a certificate of incumbency with respect to each Authorized Officer, and including (i) a copy of the Articles of Incorporation of the Parent, the Borrower and each of its Subsidiaries, certified to be true, complete and correct by the secretary of state of each such Person's respective state of incorporation, (ii) a copy of the By-Laws of the Parent, the Borrower and each of its Subsidiaries, as in effect on the Closing Date, (iii) a copy of the resolutions of the Parent, the Borrower and each of its Subsidiaries authorizing them to execute, deliver and perform this Agreement, the Notes and the other Loan Papers to which each of them is a party, (iv) a copy of certain contracts identified to the Administrative Lender, each certified to be true, complete and correct by an Authorized Officer, and (v) a copy of a certificate of good standing and a certificate of existence for the Parent, the Borrower and each of its Subsidiaries state of incorporation and the States of Georgia, Florida, Alabama, Mississippi, Louisiana, Texas, North Carolina and South Carolina, as applicable;

     (b) duly executed Notes, payable to the order of each Lender, one in an amount for each Lender equal to its Specified Percentage of the Commitment and one in an amount for each Lender equal to its Specified Percentage of the Term Loan;

     (c) duly executed and completed pledge agreement by Parent, the Borrower and, to the extent applicable, any Subsidiary of the Borrower, substantially in the form of the Pledge Agreement, pledging not less than 100% of the Capital Stock of the Borrower and each Subsidiary of the Borrower to the Administrative Lender on behalf of Lenders to secure the Obligations, together with the Pledged Stock and stock powers duly executed in blank by the Parent, the Borrower or such Subsidiary of the Borrower, as applicable;

     (d) a duly executed and completed Unlimited Guaranty of the Obligations executed in substantially similar form by the Parent and each of the Subsidiaries of the Borrower;

     (e) duly executed and completed security agreements, mortgages, deeds of trust, assignment agreements, and other collateral agreements by the Parent, the Borrower and any Subsidiary of the Borrower, pledging the assets and Properties of the Parent, the Borrower and each Subsidiary of the Borrower, to the Administrative Lender on behalf of Lenders to secure the Obligations, together with any such Collateral that is required to be in the possession of the Administrative Lender in order be perfected under the Uniform Commercial Code;

     (f) all other Loan Papers to be delivered on the Closing Date duly executed and completed, dated as of the Closing Date;

     (g) UCC-11 searches of the Parent, the Borrower and all of its Subsidiaries, in the States of Georgia, Florida, Alabama, Mississippi, Louisiana, Texas, North Carolina and South Carolina, together with copies of all financing statements filed against the Parent, the Borrower or any Subsidiary of the Borrower, as debtor;

     (h) opinions addressed to Administrative Lender on behalf of the Lenders of (i) corporate counsel to the Parent, the Borrower and each Subsidiary of the Borrower, addressed to the Administrative Lender on behalf of the Lenders and in form and substance satisfactory to the Lenders, dated the Closing Date and (ii) special FCC, PUC and telecommunications counsel to the Parent, the Borrower and each Subsidiary of the Borrower in form and substance satisfactory to the Lenders, dated the Closing Date;

     (i) copies of insurance binders or certificates covering the assets of the Parent, the Borrower and each of its Subsidiaries and meeting the requirements of Section 6.05 hereof;

     (j) reimbursement for Administrative Lender of its reasonable fees and expenses and for Special Counsel's reasonable fees and expenses rendered through the date hereof;

     (k) evidence that all corporate proceedings of the Parent, the Borrower and each Subsidiary of the Borrower taken in connection with the transactions contemplated by this Agreement and the other Loan Papers, shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions;

     (l) copies of the following financial statements for the Parent, the Borrower and its consolidated Subsidiaries, as of and for the period ended June 30, 1997; (i) balance sheets as of the end of such period, and (ii) statements of income and changes in cash for such period; all in reasonable detail and certified by an Authorized Officer to the best of his knowledge to present fairly in all material respects the consolidated financial position of the Parent, the Borrower and its consolidated Subsidiaries and the results of operations for the period then ended and, except as noted therein, to be in accordance with GAAP (other than footnotes thereto);

     (m) a duly completed Compliance Certificate evidencing no Default or Event of Default dated as of the Closing Date;

     (n) all operating assets of the Obligors must be owned by, and/or under the control of, the Borrower and the Subsidiaries of the Borrower;

     (o) the corporate reorganization of ITC Holding, the Parent and the Borrower and the Subsidiaries of the Borrower shall have been accomplished on terms and conditions, and subject to documentation, acceptable to the Administrative Lender;

     (p) proceeds of the Senior Notes in an amount not less than three years interest on the Senior Notes shall have been deposited in the Interest Reserve Escrow Account;

     (q) the contemplated corporate restructuring shall have been consummated on terms and conditions satisfactory to the Administrative Lender, including, without limitation, the restructuring of $74,000,000 of indebtedness incurred by ITC Holding in connection with its acquisition of DeltaCom, Inc. ("DeltaCom") (which indebtedness had been pushed down to DeltaCom), as follows:

          (i) $43,000,000 of principal and approximately $9,500,000 of accrued interest was repaid by the Parent to ITC Holding with a portion of the net proceeds from the sale of the Senior Notes; and

          (ii) the Borrower undertook to repay $31,000,000 of such indebtedness to ITC Holding and DeltaCom agreed to reimburse the Borrower for such amount; ITC Holding then forgave such $31,000,000 in indebtedness and contributed it to the Borrower as additional equity; and

     (s) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Parent, the Borrower or any Subsidiary of the Borrower, and the enforceability of and security for the Obligations.

     4.02. Conditions Precedent to All Revolving Advances, Initial Advances under the Term Loan and Letters of Credit. The obligation of each Lender to make each Revolving Advance hereunder and each Term Loan Initial Advance (excluding each Refinancing Advance), and the obligation of the Administrative Lender to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Revolving Advance, Term Loan Initial Advance or such issuance of such Letter of Credit:

     (a) All of the representations and warranties of the Borrower under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Revolving Advance, the Term Loan Initial Advance or the issuance of the Letter of Credit, except those representations and warranties that specifically speak as of a particular date;

     (b) The incumbency of the Authorized Officers shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 4.01(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the

Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Revolving Advance or the issuance of such Letter of Credit, is received by the Administrative Lender from the Borrower prior to the making of such Revolving Advance, the Term Loan Initial Advance or such Letter of Credit;

     (c) There shall not exist a Default or an Event of Default hereunder and none shall exist as a result of making any such Revolving Advance, Term Loan Initial Advance or such Letter of Credit, and the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Officer (which certification, if telephonic, shall be followed promptly by written certification);

     (d) No event shall have occurred that could reasonably be expected to cause a Material Adverse Change since December 31, 1996;

     (e) In the case of each Letter of Credit, Borrower shall have delivered to the Administrative Lender a duly executed and complete Application acceptable to Administrative Lender;

     (f) Prior to the second anniversary of the Closing Date only: in the case of the first Revolving Advance that would increase the amount of outstanding Revolving Advances to an amount in excess of $10,000,000 for the first time, outstanding Advances under the Term Loan aggregate to an amount not less than the difference between $50,000,000 minus all prepayments to the Term Loan made in accordance with the terms of Sections 2.05(a), 2.05(b) and/or 2.05(c) hereof;

     (g) In the case of any Term Loan Initial Advance, the Borrower must have delivered to the Administrative Lender a duly completed and executed Compliance Certificate, computed after giving effect to such proposed Term Loan Initial Advance, demonstrating pro forma compliance with the terms of this Agreement through the Maturity Date; and

     (h) In the case of any Revolving Advance, the aggregate outstanding Revolving Advances after giving effect to such proposed Revolving Advance, plus the sum of the face amount of all outstanding Letters of Credit plus all reimbursement obligations under Article III hereof, shall not exceed the Commitment.

                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     5.01. Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

     (a) The respective jurisdictions of incorporation and percentage ownership of the Subsidiaries of the Borrower on the Closing Date and listed on
Schedule 5.01(a) hereto are true and correct. Each of the Parent, the Borrower
----------------
and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Parent, the Borrower and its Subsidiaries has the corporate power and corporate authority to own its properties and to carry on its business as now being conducted. Each of the Parent, the Borrower and its Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Change.

     (b) The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Parent, the Borrower and its Subsidiaries has corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Papers to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Parent, the Borrower or such Subsidiary executing it. Each of the Loan Papers to which the Parent, the Borrower, and its Subsidiaries are party is a legal, valid and binding obligation of the Parent, the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Parent, the Borrower or any Subsidiary of the Borrower).

     (c) The execution, delivery and performance by the Parent, the Borrower and its Subsidiaries of the other Loan Papers to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Parent, the Borrower or any Subsidiary of the Borrower, or under any material License, indenture, agreement or other instrument, to which the Parent, the Borrower or any Subsidiary of the Borrower is a party or beneficiary of, or by which they or their respective Properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any Subsidiary of the Borrower, except Permitted Liens.

     (d) The Parent, the Borrower and its Subsidiaries are primarily engaged in the operation of telecommunications and pursuing activities related thereto.

     (e) On the Closing Date, all material Licenses of the Parent, the Borrower and its Subsidiaries have been duly authorized and obtained, and are in full force and effect. The Parent, the Borrower and its Subsidiaries are in compliance in all material respects with all provisions thereof. On the Closing Date, no material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation. On each date after the Closing Date on which this representation is deemed to be made, no material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation, which such event could reasonably be expected to cause a Material Adverse Change. The Parent, the Borrower and its Subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC, any applicable PUC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Paper, or the performance thereof (other than any enforcement of remedies by the Administrative Lender on behalf of the Lenders), in accordance with their respective terms, including any borrowings hereunder.

     (f) The Parent, the Borrower and its Subsidiaries are in compliance in all material respects with all material Applicable Laws. The Parent, the Borrower and its Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC and each applicable PUC. Except as set forth on Schedule 5.01(f) hereto, as of the Closing Date, the Borrower is
                ----------------
not aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FCC or any applicable PUC. On each date after the Closing Date on which this representation is deemed to be made, the Borrower is not aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FCC or any applicable PUC, which such event or circumstance could reasonably be expected to cause a Material Adverse Change.

     (g) On the Closing Date, the Parent, the Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets and Properties. On each date after the Closing Date on which this representation is deemed to be made, the Parent, the Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets and Properties, in which any such failure could reasonably be expected to cause a Material Adverse Change. None of the assets of the Parent, the Borrower and its Subsidiaries is subject to any Liens, except Permitted Liens. No financing statement or other Lien filing authorized by the Parent, the Borrower or any Subsidiary of the Borrower (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Parent, the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Parent, the Borrower or any of its Subsidiaries. The Parent, the Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

     (h)  On the Closing Date, except as reflected on Schedule 5.01(h) hereto,
                                                      ----------------
there is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of its Subsidiaries, or in any other manner relating directly and materially adversely to the Parent, the Borrower, any of its Subsidiaries, or any of their material Properties, in any court or before any arbitrator of any kind or before or by any governmental body. On each date after the Closing Date on which this representation is deemed to be made, there is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of its Subsidiaries, or in any other manner relating to the Borrower, any of its Subsidiaries, or any of their Properties, in any court or before any arbitrator of any kind or before or by any governmental body, which could reasonably be expected to cause a Material Adverse Change.

     (i) All federal, state and other Tax returns of the Parent, the Borrower and its Subsidiaries required by law to be filed have been duly filed and all federal, state and other Taxes, assessments and other governmental charges or levies upon the Parent, the Borrower, its Subsidiaries or any of their Properties, income, profits and assets, which are due and payable, have been paid, except those that are diligently contested in good faith by the Borrower and for which a reserve has been established in accordance with GAAP, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced.

     (j) The Borrower has furnished or caused to be furnished to the Lenders copies of its audited financial statements at December 31, 1996, which are prepared in good faith and complete in all material respects. Each such audited statement presents fairly in all material respects and in accordance with GAAP, the financial position of the Parent, the Borrower and its Subsidiaries as at such dates, and the results of operations for the periods then ended. The Parent, the Borrower and its Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in writing to the Lenders prior to the Closing Date or as disclosed on any subsequent financial statements. On the Closing Date after giving effect to the Advances made on such date, the Parent, the Borrower and each of its Subsidiaries is Solvent.

     (k) On the Closing Date, since the date of the most recent financial statements delivered to the Lenders, no event or circumstances have occurred or arisen that could reasonably be expected to cause a Material Adverse Change.

     (l) None of the Parent, the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Lender in writing. Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan of the Parent, the Borrower and each member of its Controlled Group (other than a Multiemployer
Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the

Parent, the Borrower or any member of its Controlled Group in excess of $100,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No such Plan of the Parent, the Borrower or any member of its Controlled Group has any accumulated funding deficiency (as defined in Section 412(a) of the Code) (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. None of the Parent, the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The value of the assets of each Plan (other than a Multiemployer Plan) of the Parent, Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Parent, the Borrower, nor any member of its Controlled Group has knowledge of any threatened Litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or
(ii) the assets of any employee welfare benefit plan within the meaning of
Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan. None of the Parent, the Borrower or any member of its Controlled Group has engaged in any non-exempt prohibited transactions, within the meaning of Section 406 or Section 4.08 of ERISA or Section 4975 of the Code, in connection with any Plan. None of the Parent, the Borrower or any member of its Controlled Group has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Parent, the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. Each of the Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder.

     (m) The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock (as defined by Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the assets of any of the Parent, the Borrower or any of its Subsidiaries are margin stock (as defined by Regulation U), and none of the Pledged Stock or other Capital Stock of the Parent, the Borrower and the Subsidiaries of the Borrower is margin stock. None of the Borrower and its Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     (n) The Parent, the Borrower and its Subsidiaries are in compliance with all of the provisions of their articles of incorporation and by-laws. As of the Closing Date, no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Parent, the Borrower or any of its Subsidiaries under any material contract, or other material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which they or any of their material Properties is bound. On each date after the Closing Date on which this representation is deemed to be made, no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Parent, the Borrower or any of its Subsidiaries under any material contract or other material indenture, agreement or other instrument, or any judgment, decree or order to which the Parent, the Borrower or any of its Subsidiaries is a party or by which they or any of their material Properties is bound, that could reasonably be expected to cause a Material Adverse Change.

     (o) The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

     (p) On the Closing Date, none of the Parent, the Borrower nor any Subsidiary of the Borrower has any actual knowledge or reason to believe that any substance deemed hazardous by any applicable Environmental Law, has been installed on any real property now owned by the Parent, the Borrower or any of its Subsidiaries, except (i) for hazardous substances the presence of which is not in violation of law and (ii) as disclosed to the Lenders. On each date after the Closing Date on which this representation is deemed to be made, none of the Parent, the Borrower nor any Subsidiary of the Borrower has any actual knowledge or reason to believe that any substance deemed hazardous by any applicable Environmental Law, has been installed in violation of law on any real property now owned by the Parent, the Borrower or any of its Subsidiaries except as disclosed to the Lenders and which could not, in the reasonable judgment of the Borrower, cause a Material Adverse Change. As of the Closing Date, the Parent, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Parent, the Borrower and its Subsidiaries. On each date after the Closing Date on which this representation is deemed to be made, the Parent, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any applicable Environmental Laws which could cause a Material Adverse Change, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Parent, the Borrower and its Subsidiaries. The Parent, the Borrower and its Subsidiaries are not required to obtain any permits, Licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Parent, the Borrower or any Subsidiary of the Borrower by reason of any applicable Environmental Laws, except those that have been obtained. As of the Closing Date, the Parent, Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries in violation of any applicable Environmental Law. On each date after the Closing Date on which this representation is deemed to be made, the Borrower and its Subsidiaries have no actual knowledge or reason to believe, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Parent, the Borrower or any of its Subsidiaries, within the meaning of the applicable Environmental Laws, except as disclosed to the Lenders and which such disposal or release could not cause a Material Adverse Change.

     (q) On the Closing Date, there is no Litigation, or, to the best of the Borrower's knowledge, threatened Litigation or pending or threatened claim of breach or default, with respect to any material contract, or any loan agreement or document evidencing any Debt for Borrowed Money of the Parent, the Borrower, or its Subsidiaries that has not been disclosed in writing to the Lenders.

     (r) All Pledged Stock has been duly authorized and validly issued, and is fully paid and nonassessable. The Capital Stock described on Schedule 5.01(r)
                                                                ----------------
hereto constitutes all the issued and outstanding Capital Stock of the Borrower and the Subsidiaries of the Borrower or the Subsidiaries of another Subsidiary of the Borrower, except such shares that have been issued after the Closing Date, pledged to the Administrative Lender to secure the Obligations and delivered to the Administrative Lender together with stock powers executed in blank. No Person has conversion rights with respect to, or any subscription rights, calls, commitments or claims of any character for, or any repurchase or redemption options relating to, the Pledged Stock, other than those that have been waived. The Pledged Stock when issued or sold, was either (i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

     (s) No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitment or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     (t) No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any material License, which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to cause a Material Adverse Change.

     (u) To the best knowledge of the Borrower, as of the Closing Date, the Parent, the Borrower and its Subsidiaries have obtained all material patents, trademarks, service-marks, trade names, copyrights, Licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted. On each date after the Closing Date on which this representation is deemed to be made, the Parent, the Borrower and its Subsidiaries have obtained all patents, trademarks, service-marks, trade names, copyrights, Licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, except those, the failure of which to obtain could not be reasonably expected to cause a Material Adverse Change. Nothing has come to the attention of the Parent, the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Parent, the Borrower or any Subsidiary of the Borrower may infringe any patent, trademark, service-mark, trade name, copyright, License or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or Litigation against or affecting the Parent, the Borrower or any Subsidiary of the Borrower contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to cause a Material Adverse Change.

     (v) Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Parent, the Borrower or any Subsidiary of the Borrower in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. On the Closing Date, there is no fact known to the Parent or the Borrower and not known to the public generally that could reasonably be expected to cause a Material Adverse Change, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby. On each date after the Closing Date on which this representation is deemed to be made, there is no fact known to the Parent or the Borrower and not known to the public generally that could reasonably be expected to cause a Material Adverse Change, which has not been disclosed to the Lenders in writing.

     (w) The Parent is not, the Borrower is not, nor is any Subsidiary of the Borrower, a party to any contractual relationship which is breached or in default solely as a result of any change in the ownership, management or Board of Directors of the Parent or the Borrower, unless the Borrower has agreed to a substantially similar provision in this Agreement.

     5.02. Survival of Representations and Warranties. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct in all material respects when made. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                        ARTICLE VI.  GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     6.01.  Preservation of Existence and Similar Matters.

     (a) The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, preserve and maintain, or timely obtain and thereafter preserve and maintain (i) material rights, franchises, authorizations, consents, privileges and all other material Licenses from federal, state and local governmental bodies and any Tribunal (regulatory or otherwise) which the Parent or the Borrower or such Subsidiary deems reasonably necessary or advisable to conduct its business in the ordinary course, and (ii) its existence (except as permitted by Section 8.05 hereof); and

     (b) The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to do so could not cause a Material Adverse Change.

     6.02. Business; Compliance with Applicable Law. The Parent, the Borrower and its Subsidiaries shall (a) engage primarily in the business of telecommunications, and activities related thereto, and (b) comply in all material respects with the requirements of all Applicable Law.

     6.03. Maintenance of Properties. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain or cause to be maintained all their material Properties necessary to the conduct of their business (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     6.04. Accounting Methods and Financial Records. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Parent, the Borrower and each of its Subsidiaries shall maintain a fiscal year ending on December 31.

     6.05. Insurance. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Closing Date; provided, however, the Borrower, the Parent and each Subsidiary may self-insure its outside plant physical facilities, consisting of the fiber optic cable network. Each insurance policy shall name the Administrative Lender as additional insured and provide for at least 30 days' prior notice to the Administrative Lender of any proposed termination or cancellation of such policy, whether on account of default or otherwise.

     6.06. Payment of Taxes and Claims. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or its income or Properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their Properties, except those Taxes, assessments and charges contested by the Borrower diligently in good faith, and for which adequate reserves have been established in accordance with GAAP. The Borrower shall, and shall cause each Subsidiary of the Borrower to, timely file all information returns required by federal, state or local Tax authorities.

     6.07. Visits and Inspections. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, promptly, permit representatives of the Administrative Lender or any Lender from time to time, upon prior notice reasonable under the circumstances, to (a) visit and inspect the Properties of the Parent, the Borrower and each Subsidiary of the Borrower as often as the Administrative Lender or any Lender shall deem advisable, (b) inspect and make extracts from and copies of the Parent's, Borrower's and each Subsidiary of the Borrower's books and records, and (c) discuss with the Parent's, the Borrower's and each Subsidiary of the Borrower's directors, officers, employees and, after notice to the Borrower, the auditors of the Parent and the Borrower, its business, assets, liabilities, financial positions, results of operations and business prospects.

     6.08. Payment of Debt for Borrowed Money. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, pay its Debt for Borrowed Money when and as the same becomes due.

     6.09. Use of Proceeds. The Borrower shall use the proceeds of Advances solely (a) for Permitted Acquisitions, (b) for Capital Expenditures permitted under the terms of this Agreement, (c) for working capital and (d) for other lawful corporate purposes.

     6.10.  Indemnity.

     (a) The Borrower agrees to defend, protect, indemnify and hold harmless the Administrative Lender, each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations), under common law or at equitable cause, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of the Borrower or its predecessors in interest, in any manner relating to or arising out of this Agreement, the Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto, the making of any participations in the Advances and the management of the Advances, including in connection with, or as a result, in whole or in part, of any negligence of Administrative Lender or any Lender (other than those matters raised exclusively by a participant against the Administrative Lender or any Lender and not the Borrower), or the use or intended use of the proceeds of the Advances hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction (collectively, the "Indemnified Matters").

     (b) In addition, the Borrower shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then the Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower and the Borrower's stockholders on the one hand and such Indemnitee on the other hand but also the relative fault of the Borrower and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Administrative Lender, the Lenders and all other Indemnitees. This Section shall survive any termination of this Agreement and payment of the Obligations.

     6.11. Environmental Law Compliance. The use which the Parent, the Borrower or any Subsidiary of the Borrower intends to make of any real Property owned by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real Property in violation of any Environmental Law. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Parent, the Borrower, any Subsidiary of the Borrower or any of their Properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The Borrower agrees to indemnify and hold the Administrative Lender and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Parent, the Borrower or any Subsidiary of the Borrower to perform any obligation hereunder regarding asbestos or applicable Environmental Laws, (b) any violation on or before the Release Date of any applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real Property or release from such real Property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real Property, regardless of whether the act, omission, event or circumstance constituted a violation of any applicable Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any indemnified Person; provided, that the Borrower shall not be under any obligation to indemnify the Administrative Lender or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

     6.12. Acquisitions, Generally. In connection with any Permitted Acquisition made by the Parent, the Borrower or any Subsidiary of the Borrower during the term of this Agreement, the Borrower shall or shall cause the Parent or such Subsidiary to, (a) not less than ten Business

Days prior to the proposed acquisition date, deliver to Administrative Lender a detailed written description of the proposed Permitted Acquisition in form reasonably acceptable to the Administrative Lender, and (b) prior to the consummation of the acquisition a statement certified by an Authorized Officer that (i) the proposed transaction complies with the definition of Permitted Acquisition set forth in Article I hereof and with the terms and conditions set forth in Section 8.05(b) and/or, to the extent applicable, Section 8.05(d) hereof, and (ii) no Default or Event of Default exists prior to or after giving effect to any requested Advance or the consummation of such acquisition, or will exist upon consummation of the proposed acquisition and related borrowings and transactions, together with a Compliance Certificate computed after giving effect to such acquisition and borrowings.


                      ARTICLE VII.  INFORMATION COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender:

     7.01. Quarterly Financial Statements and Information. Within 45 days after the end of each fiscal quarter, consolidated and consolidating balance sheets of the Parent, the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of changes in cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by an Authorized Officer, to, in his or her opinion, present fairly in all material respects, in accordance with GAAP, the financial position and results of operations of the Parent, the Borrower and its Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period.

     7.02.  Annual Financial Statements and Information; Certificate of No
Default.

     (a) Within 120 days after the end of each fiscal year, a copy of (i) the consolidated balance sheet of the Parent, the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) consolidated statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

     (b) As soon as available, but in any event within 60 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Parent, the Borrower and its Subsidiaries for the succeeding fiscal year.

     7.03. Compliance Certificates. At the time financial statements are furnished pursuant to Section 7.01 and Section 7.02 hereof, a duly completed Compliance Certificate evidencing no Default or Event of Default.

     7.04.  Copies of Other Reports and Notices.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Parent, the Borrower or any Subsidiary of the Borrower by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 7.02 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Parent, the Borrower or any Subsidiary of the Borrower to stockholders generally, (iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Parent, the Borrower or any Subsidiary of the Borrower with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Parent, the Borrower or any Subsidiary of the Borrower;

     (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Parent, the Borrower or any Subsidiary of the Borrower in excess of $250,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Parent, the Borrower or any Subsidiary of the Borrower under any material agreement or instrument other than this Agreement to which the Parent, the Borrower or any Subsidiary of the Borrower is a party or by which any of their Properties may be bound, or (iii) any event, circumstance or condition which could reasonably be expected to cause a Material Adverse Change, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) Promptly upon receipt thereof, information with respect to and copies of any notices received from the FCC, any applicable PUC or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with the Communications Act or any law, rule or regulation of any applicable PUC, or might result in the payment of money by the Parent, the Borrower or any Subsidiary of the Borrower in an amount of $250,000 or more in the aggregate, or otherwise cause a Material Adverse Change, or result in the loss or suspension of any material License or any material contract;

     (d) Promptly upon the knowledge of an Authorized Officer of receipt by the Parent, the Borrower or any Subsidiary of the Borrower from any governmental agency, or any government, political subdivision or other entity, of any material notice, correspondence, hearing, proceeding or order regarding or affecting the Parent, the Borrower, any Subsidiary of the Borrower, or any of their Properties or businesses not in the ordinary course of business, a copy of such notice, correspondence, hearing, proceeding or order; and

     (e) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Parent, the Borrower and its Subsidiaries that is within the Borrower's control, as the Administrative Lender or any Lender may reasonably request.

     7.05. Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

     (a) The commencement of all proceedings and investigations by or before the FCC, any applicable PUC, or any other governmental body, and all other actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of either $1,000,000 for any one proceeding or investigation, or $5,000,000 in the aggregate for all such proceedings and investigations (after deducting the amount with respect to the Parent, the Borrower or any Subsidiary of the Borrower is insured), against or in any other way relating directly to the Parent, the Borrower, any Subsidiary of the Borrower, or any of their Properties or businesses;

     (b) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

     (c) Any event which could cause a Material Adverse Change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Parent, the Borrower or any Subsidiary of the Borrower.

     7.06.  ERISA Reporting Requirements.

     (a) Promptly and in any event (i) within 30 days after the Parent, the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Parent, the Borrower or any member of its Controlled Group has occurred, and
(ii) within 10 days after the Parent, the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Parent, the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Parent, the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) Promptly and in any event within two Business Days after receipt thereof by the Parent, the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Parent, the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly and in any event within 30 days after the filing thereof by the Parent, the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

     (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Parent, the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

     (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Parent, the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Parent, the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Parent, the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Parent, the Borrower or any member of its Controlled Group was not previously contributing;

     (g) Notification within three Business Days after the Parent, the Borrower or any member of its Controlled Group knows or has reason to know that the Parent, the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

     (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Parent, the Borrower or any member of its Controlled Group with respect to any Plan.

                       ARTICLE VIII.  NEGATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     8.01.  Financial Covenants.

     (a) Total Leverage Ratio. The Borrower shall not permit the Total Leverage Ratio at any time during the term of this Agreement to be more than the following ratios during the following time periods:


                      Period                            Ratio
                      ------                            -----

     From the Closing Date through June 30, 1998    9.50 to 1.00
     From July 1, 1998 through June 30, 1999        8.75 to 1.00
     From July 1, 1999 through June 30, 2000        7.50 to 1.00
     From July 1, 2000 through June 30, 2001        6.00 to 1.00
     From July 1, 2001 and thereafter               4.50 to 1.00


     (b)    Senior Leverage Ratio.  The Borrower shall not permit the Senior
Leverage Ratio at any time during the term of this Agreement to be more than the following ratios during the following time periods:

                      Period                            Ratio
                      ------                            -----

     From the Closing Date through June 30, 1999    2.75 to 1.00
     From July 1, 1999 and thereafter               2.25 to 1.00


     (c)    Interest Coverage Ratio.   The Borrower shall not permit the
Interest Coverage Ratio at any time during the term of this Agreement to be less than the following ratios during the following time periods:

                      Period                            Ratio
                      ------                            -----
     From the Closing Date through June 30, 2000    3.75 to 1.00
     From July 1, 2000 and thereafter               1.75 to 1.00

     (d) Capital Expenditures. The Borrower shall not permit Capital Expenditures made by the Parent, the Borrower and its Subsidiaries for each fiscal year of the Borrower to exceed the amounts set forth below for below for each fiscal year; provided, that (i) to the extent that less than such amount was used by the Borrower for Capital Expenditures for any fiscal year, Borrower or its Subsidiaries may increase the limitation on Capital Expenditures for the immediately succeeding fiscal year by the amount of such unused amount (and only for the immediately succeeding fiscal year); (ii) during the fiscal year 1997 only and after receipt by the Administrative Lender of prior written notice from the Borrower of its election to do so, the Borrower may elect to both (A) reduce the 1998 limitation set forth below by $8,000,000 and (B) increase the 1997 limitation set forth below by $8,000,000; and (iii) to the extent that Borrower issues equity in accordance with the terms hereof, the amount of net proceeds from such equity issuance that is not required to be used to prepay Obligations or reduce the Commitment under this Agreement in accordance with the terms of Sections 2.05 or 2.11 hereof may be used by the Borrower for Capital Expenditures in excess of the limitations set forth below over the term of this Agreement.

                      Period                            Amount
                      ------                            ------
              For the Fiscal Year 1997                $57,650,600
              For the Fiscal Year 1998                $57,150,000
              For the Fiscal Year 1999                $34,800,000
              For the Fiscal Year 2000                $40,400,000
              For the Fiscal Year 2001                $41,100,000
              For the Fiscal Year 2002                $36,750,000


     (e)    Minimum Operating Cash Flow.  The Borrower shall not permit the
Operating Cash Flow of the Parent, the Borrower and its Subsidiaries for the most recently completed Fiscal Year to be less than the following amounts for the following fiscal years:

                      Period                            Amount
                      ------                            ------

              For the Fiscal Year 1997                $16,700,000
              For the Fiscal Year 1998                $21,700,000
              For the Fiscal Year 1999                $36,700,000
              For the Fiscal Year 2000                $52,800,000
              For the Fiscal Year 2001                $77,800,000
              For the Fiscal Year 2002                $92,000,000

     8.02. Debt for Borrowed Money. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Debt for Borrowed Money, except:

     (a) with respect to the Parent, the Borrower and its Subsidiaries, Debt for Borrowed Money under the Loan Papers;

     (b) with respect to the Parent, the Borrower and its Subsidiaries, Debt for Borrowed Money in existence on the Closing Date described on Schedule 8.02
                                                                 -------------
hereto and not otherwise permitted pursuant to this Section 8.02 in the principal amounts and as such Debt for Borrowed Money exists as of the Closing Date or as exchanged in connection with the Parent's

$200,000,000 Offer to Exchange all outstanding 11% Senior Notes due June 1, 2007 for 11% Senior Notes Due June 1, 2007 scheduled to commence on December 1, 1997;

     (c)    with respect to the Parent, the Senior Notes; and

     (d) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower and the wholly owned Subsidiaries of the Borrower, Debt owed to each other.

     8.03. Liens. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets or Properties, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets or Properties.

     8.04. Investments. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, make any Investment, except that the Borrower may purchase or otherwise acquire and own:

     (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

     (b) Commercial paper issued by U.S. corporations that have a rating of A-1/P-1 or better by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.;

     (c) Certificates of deposit of domestic banks maturing within 365 days of the date of purchase, which banks' debt obligations have one of the two highest ratings obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.;

     (d) Securities issued by U.S. corporations that have one of the two highest ratings obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.;

     (e) Investments in acquisitions permitted by Section 8.05(b) hereof, so long as (i) the Capital Stock of each new Subsidiary is pledged to the Lenders to secure the Obligations pursuant to a pledge agreement substantially identical in form and substance to the Pledge Agreement, and (ii) each new Subsidiary of the Borrower (A) is subject to the provisions hereof, (B) immediately becomes a party to an Unlimited Guaranty and (C) grants a Lien and security interest in all such assets and Properties of such new Subsidiary of the type already constituting Collateral hereunder and as requested by the Majority Lenders, pursuant to security documents required by the Administrative Lender substantially in the form of those already constituting Loan Papers;

     (f) Accounts receivable that arise in the ordinary course of business and are payable on standard terms; and

     (g)    Investments in existence on the Closing Date described on Schedule
                                                                      --------
8.04 hereto.
----

     8.05. Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, Properties or business (other than in the ordinary course of business and other than assets that are damaged or obsolete), provided that, (i) after delivery of prior written notice to the Administrative Lender, any Subsidiary of the Borrower can be dissolved so long as a wholly owned Subsidiary of the Borrower that has executed an Unlimited Guaranty acquires all such Subsidiary's assets, and (ii) after delivery of prior written notice to the Administrative Lender, any wholly owned direct or indirect Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder may sell or transfer assets, Property or business to any other wholly owned indirect or indirect Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder;

     (b) acquire any assets, Property or business of any other Person, or participate in any joint venture, except (i) the Borrower and the Subsidiaries of the Borrower may acquire assets and Property acquired in the ordinary course of business, (ii) provided that no Default or Event of Default exists both before and after giving effect to such acquisition, and Borrower complies fully with Sections 6.12, 8.04(e) and 8.05(d) hereof, Permitted Acquisitions may be consummated if either (I) (A) the total purchase price for any one such acquisition is less than $10,000,000, and (B) the aggregate purchase price for all such Permitted Acquisitions over the term of the Agreement is less than $25,000,000, or (II) the Majority Lenders give their prior written approval to such acquisition, and (iii) after delivery of prior written notice to the Administrative Lender, any wholly owned direct or indirect Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder may acquire assets, Property or business from any other wholly owned indirect or indirect Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder;

     (c) enter into any merger or consolidation, except that, so long as there exists no Default or Event of Default and none is caused thereby (i) after delivery of prior written notice to the Administrative Lender, any wholly owned Subsidiary of the Borrower can merge or consolidate into any other wholly owned Subsidiary of the Borrower, or so long as such transaction is in connection with a Permitted Acquisition, into another Person, so long as a wholly owned Subsidiary of the Borrower which has executed an Unlimited Guaranty is a survivor, or into the Borrower so long as the Borrower is the surviving corporation, (ii) after delivery of prior written notice to the Administrative Lender, another Person may be merged into the Borrower or any wholly owned Subsidiary of the Borrower that has executed an Unlimited Guaranty in connection with a Permitted Acquisition, so long as the Borrower or such wholly owned Subsidiary is the surviving corporation, or (iii) (A) after delivery of prior written notice to the Administrative Lender, ITC Holding may merge down and into Parent so long as Parent is the survivor, and (B) at the time of such merger, ITC Holding has divested itself of all assets other than the Capital Stock of Parent;

     (d) create or acquire any Subsidiary, except (a) as permitted by Section 8.04(e) hereof and Section 8.05(b) above, and (b) so long as (i) there exists no Default or Event of Default both before and after giving effect to the creation of any new wholly owned Subsidiary and the transfer of any assets to such wholly owned Subsidiary, (ii) immediately upon the creation of any new wholly owned Subsidiary, such Subsidiary shall become a signatory to an Unlimited Guaranty of the Obligations delivered to the Administrative Lender, (iii) the Borrower immediately delivers all shares of Capital Stock of the new wholly owned Subsidiary to the Administrative Lender together with stock powers executed in blank, and (iv) the Borrower or any Subsidiary of the Borrower owning any portion of the Capital Stock of any such new wholly owned Subsidiary executes and delivers to the Administrative Lender a pledge agreement pledging all such Capital Stock to secure the Obligations in form substantially similar to the pledge agreement executed by the Borrower on the Closing Date, the Borrower may create a new wholly owned Subsidiary of the Borrower. Nothing in this Section 8.05(d) shall permit the Borrower or any Subsidiary of the Borrower to create any Subsidiary that is not wholly owned.

In connection with any asset sale permitted by this Section 8.05 or otherwise consented to by the Lenders in accordance with the terms of this Agreement, the Administrative Lender is hereby authorized by each Lender to (i) execute any and all releases deemed appropriate by it to release such assets of the Borrower and the Subsidiaries of the Borrower (including, without limitation, Capital Stock owned by the Borrower and its Subsidiaries) constituting Collateral from all Liens and security interests securing all or any portion of the Obligations,
(ii) return to the Borrower any such Collateral in the possession of the Administrative Lender, and (iii) take such other action as the Administrative Lender deems necessary or appropriate in connection with such transaction and in furtherance of the effectuation thereof.

     8.06. Guaranties; Contingent Liabilities. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Contingent Liabilities, except pursuant to the Loan Papers;

     8.07. Restricted Payments. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly declare, make or pay any Restricted Payment; provided, however

          (a) any wholly owned Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations hereunder may declare, make and pay Restricted Payments to the Borrower or any other wholly owned Subsidiary that has executed an Unlimited Guaranty of the Obligations hereunder, and

          (b)  so long as

               (i) there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment (except an Event of Default under Section 9.01(b) hereof), and

               (ii) the date any such Distribution is made is the later of (A) June 30, 2000 and (B) such time as the balance of the Interest Reserve Escrow Account is zero, and

               (iii) each of the following is true: (A) if the payment of any such Restricted Payment has been prohibited by subsection 8.07(b)(i) above, then such Restricted Payment has been prohibited by subsection 8.07(b)(i) above for more than 180 consecutive days, and (B) there has not been any Default or Event of Default under any of Section 9.01(a),
          Section 9.01(f) or Section 9.01(u) hereof, and (C) the Lenders or the Administrative Lender have not exercised their rights under Section 9.02(a) hereof, and (D) the date of such Restricted Payment is prior to the Maturity Date, then the Borrower may declare, make and pay Restricted Payments constituting Dividends to the Parent in an amount not to exceed the scheduled cash interest due and payable on the Senior Notes, and

          (c) The Borrower may make Distributions to the Parent in the amount of scheduled cash interest payments due and payable by the Parent on the Senior Notes from funds that are in the Interest Reserve Escrow Account, and

          (d) The Parent may make payments of scheduled cash interest on the Senior Notes (i) to the extent such payments are made from funds in the Interest Reserve Escrow Account, and (ii) the Parent may pay scheduled cash interest on the Senior Notes to the extent the Parent receives permitted Distributions from the Borrower for such purpose in accordance with the terms of Sections 8.07(b) and (c) hereof, and

          (e) So long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payments, the Borrower may

          (i) make scheduled and non-scheduled payments of interest and principal in compliance with the terms and provisions existing on the Closing Date on Debt described on Schedule 8.02 hereto, provided that
                                            -------------
          (A) no such payments shall
          include any premium or penalty for any reason, and (B) the Borrower provides Administrative Lender with a pro forma Compliance Certificate demonstrating that any non-scheduled payment will not cause a Default or Event of Default during the following twelve consecutive months; and

          (ii) the Borrower may purchase shares of the Borrower's or Parent's Capital Stock from any Person, provided that the aggregate purchase price for all such purchases over the term of this Agreement shall not exceed $5,000,000.

     8.08. Affiliate Transactions. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets or Properties to any Affiliate, on terms materially less advantageous to the Borrower or any Subsidiary of the Borrower than would be the case if such transaction had been effected with a non-Affiliate, except (a) those transactions described on Schedule 8.08 hereof, and (b) those immaterial
                                -------------
transactions in amounts less than $10,000 for any one transaction or series of comparable transactions.

     8.09. Compliance with ERISA. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Majority Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of liability of the Borrower or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any liability to the Borrower or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

     8.10. Capital Stock. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to (a) make or permit any transfer, assignment, distribution, mortgage, pledge or gift of any shares of Pledged Stock, except to another wholly owned direct or indirect Subsidiary of the Borrower that has executed an Unlimited Guaranty of the Obligations and (b) issue any Capital Stock other than (i) up to $100,000,000 in common stock of the Parent; (ii) stock options and common stock (issued pursuant to the exercise of any such stock options) pursuant to the 1997 Directors Stock Option Plan and the 1997 Stock Option Plan of the Parent (as both such Plans may be amended in connection with the merger referred to in the next clause (iii)); (iii) common and preferred stock of the Parent (and the common stock into which such preferred stock will be convertible pursuant to the terms thereof) in exchange for common and preferred stock of ITC Holding (in connection with the merger of ITC Holding with and into the Parent) and common stock of the Parent upon the exercise of outstanding options issued by ITC Holding; and (iv) preferred stock of the Parent (and the common stock into which such preferred stock will be convertible pursuant to the terms thereof) to SCANA Communications, Inc. pursuant to an earn-out agreement described in the Offering Memorandum of the Parent dated May 29, 1997.

     8.11. Sale and Leaseback. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

     8.12. Sale or Discount of Receivables. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

     8.13. Limitation on Restrictive Agreements. Except those written agreements entered into in connection with the Senior Notes and in effect on the Closing Date, the Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the incurrence of indebtedness, (b) the granting of Liens, (c) the making or granting of Guarantees, (d) the payment of dividends or Distributions, (e) the purchase, redemption or retirement of any Capital Stock, (f) the making of loans or advances, (g) transfers or sales of property or assets (including Capital Stock) by the Parent, the Borrower or any of its Subsidiaries, (h) the making of Investments, or (h) any change of control or management.

     8.14. Amendment of Senior Notes. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, amend, waive or consent to any deviation from any term or provision of any documentation or agreements relating to the Senior Notes.

     8.15. The Interest Reserve Escrow Account. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to (i) deposit any funds into the Interest Reserve Escrow Account except proceeds from the issuance of the Senior Notes, and interest accrued on such amounts, (ii) commingle any amounts in the Interest Reserve Escrow Account with any other funds of the Parent, the Borrower or any Subsidiaries of the Borrower, or (iii) use the proceeds of the Interest Reserve Escrow Account for any purpose other than (A) for a Distribution to the Parent to make a scheduled cash interest payment on the Senior Notes and (B) for certain transaction fees disclosed to the Administrative Lender in writing and paid on or prior to the Closing Date, provided, that the Borrower shall be permitted to remove funds from the Interest Reserve Escrow Account which were intended to protect against penalty interest that was not incurred in accordance with the terms of that certain Pledge and Security Agreement, dated June 3, 1997.

                        ARTICLE IX.  EVENTS OF DEFAULT

     9.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

     (a) The Borrower shall fail to pay any (i) principal payable under any Loan Paper on the date due; or (ii) any interest, fees or other amounts payable within three days of the date due;

     (b) Any representation or warranty made or deemed made by any Obligor (or any of its officers or representatives) under or in connection with any Loan Paper shall prove to have been incorrect or misleading in any material respect when made or deemed made;

     (c) The Borrower shall fail to perform or observe any term or covenant contained in Section 7.05 hereof or in Article VIII hereof;

     (d) Any Obligor shall fail to perform or observe any other term or covenant contained in this Agreement or any other Loan Paper, other than those described in Sections 9.01(a), (b) and (c) above, and such failure shall not be remedied within thirty days following the earlier of the Borrower's knowledge of such failure or notice from any Lender of the occurrence of such failure;

     (e) Any of the following shall occur: (i) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the Obligor signatory thereto, or not be in full force and effect, or shall be declared to be null and void; or (ii) the validity or enforceability of any Loan Paper shall be contested by any Obligor; or (iii) any Obligor shall deny in writing that it has any or further liability or obligation under its respective Loan Papers; or
(iv) any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

     (f) Any of the following shall occur: (i) any Obligor shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) any Obligor shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any Obligor under any Debtor Relief Laws; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against any Obligor, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such petition or application shall be consented to or uncontested by such Obligor, or if contested by such Obligor, shall not be dismissed within 60 days following the filing of such petition or application; (iv) any final order, judgment, or decree shall be entered in any proceedings against any Obligor decreeing its dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against any Obligor decreeing its split-up which requires the divestiture of a substantial part of its assets;

     (g) Any of the following shall occur: (i) The Borrower or any other Obligor shall fail to pay any Debt (other than Debt under the Loan Papers) in an aggregate amount of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) the Borrower or any other Obligor shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid, mandatorily redeemed or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iv) there shall exist a breach by any Obligor under one or more material contracts the effect of which could reasonably be expected to cause a Material Adverse Change;

     (h) Any Obligor shall have any final judgment(s) outstanding against it, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may and may cause the creation of Liens against or seizure of any of its Property;

     (i) Any of the following shall have occurred: (i) Any ERISA Event shall have occurred with respect to a Plan of the Borrower, and the sum of the Insufficiency of such Plan and liabilities relating thereto is equal to or greater than $1,000,000 or (ii) the Parent, the Borrower or any ERISA Affiliate of the Borrower shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000;

     (j) The Parent, the Borrower or any ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that (A) it has incurred Withdrawal Liability to such Plan in an amount that exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum, or (B) such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $1,000,000;

     (k) Any Obligor shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which could cause a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount which could cause a Material Adverse Change;

     (l) Any of the following shall have occurred: (i) Any Property (whether leased or owned), or the operations conducted thereon by any Obligor or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation could cause a Material Adverse Change; or (ii) such Obligor shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same could cause a Material Adverse Change;

     (m) Any of the following shall have occurred:

          (i) Any Loan Paper shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral purported to be covered thereby (except as permitted by the terms of this Agreement or consented to by the Lenders) and such defect is not cured within 5 days of the date such defect is discovered; or

          (ii) Less than 100% of the Capital Stock of (A) the Borrower and (B) each of the Subsidiaries of the Borrower shall be subject to a first priority perfected pledge to the Administrative Lender to secure the Obligations; or

     (n) Any of the following shall have occurred: (i) A final non-appealable order is issued by any Tribunal, including, but not limited to, the FCC, any applicable PUC, or the United States Justice Department, requiring any Obligor to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or
(ii) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Obligor;

     (o) Any of the following shall have occurred if the effect thereof could be reasonably expected to cause a Material Adverse Change; (i) Any License whether presently existing or hereafter granted to or obtained by the Parent, the Borrower or any Subsidiary of the Borrower shall expire without renewal or be suspended or revoked, or (ii) the Parent, the Borrower or any Subsidiary of the Borrower shall become subject to any injunction or other order affecting or which may affect the Parent's, the Borrower's or a Subsidiary of the Borrower's present or proposed operations under any such License;

     (p) Any civil action, suit or proceeding shall be commenced against any Obligor under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of
1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction, and which is either non-appealable or which such Obligor has elected not to appeal; or any criminal action or proceeding shall be commenced against any Obligor under any federal or state racketeering statute (including, without limitation, RICO);

     (q) There shall occur a change in Control of the Borrower; or any third party (other than pursuant to a public offering) owns greater than 20% of the Capital Stock of the Parent (excluding, with respect to management of the Borrower that was part of management on the Closing Date, Capital Stock of the Borrower owned by such management; provided that, if (i) ITC Holding sells or disposes of 100% of the Capital Stock of the Parent and the Majority Lenders consent in writing to the new ownership of the Parent, there shall exist no Event of Default hereunder, or (ii) if ITC Holding consummates a tax free spin off to existing shareholders there shall exist no Event of Default hereunder;

     (r) Any Litigation commenced against any Obligor is adversely determined by a court of applicable jurisdiction, which such Litigation is either non-appealable or which such Obligor has elected not to appeal, and in either case, is reasonably expected to cause a Material Adverse Change;

     (s) The Parent, the Borrower or any Subsidiary of the Borrower shall fail to comply in any respect with the Communications Act, or any rule or regulation promulgated by the FCC or any applicable PUC, and such failure could reasonably be expected to cause a Material Adverse Change; or any License or authorization constituting authorizations, permits or licenses of the Parent, the Borrower or any Subsidiary of the Borrower material to the operation of the business of the Parent, the Borrower and its Subsidiaries, has expired or shall expire without having been renewed or shall be canceled or impaired and such expiration, cancellation or impairment could reasonably be expected to cause a Material Adverse Change;

     (t) The Parent, the Borrower or any Subsidiary shall fail to operate its business for any period of time which, in the aggregate, could reasonably be expected to cause a Material Adverse Change; or

     (u) Any Substantial Portion shall not, for any reason (including, without limitation, loss of FCC License, fiber network or otherwise) be operating for a period in excess of 30 days. For purposes of this Section 9.01(u), "Substantial Portion" means any portion of the assets or Properties of the Borrower and its Subsidiaries that has generated, for the most recently completed twelve month period, in excess of five percent of the Operating Cash Flow.

     9.02. Remedies upon Default. If an Event of Default described in Section 9.01(f) shall occur with respect to any Obligor, the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Lender or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Administrative Lender may at its election, do any one or more of the following:

     (a) Declare the entire unpaid balance of all Obligations immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 9.01 hereof), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

     (b)   Terminate the Commitment;

     (c)   Reduce any claim of Administrative Lender and Lenders to judgment;

     (d) Demand (and the Borrower shall pay to Administrative Lender) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative Lender shall promptly advise the Borrower of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; and

     (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

     9.03. Cumulative Rights. All Rights available to Administrative Lender and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Administrative Lender or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

     9.04. Waivers. The acceptance by Administrative Lender or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Lender or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Lender or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

     9.05. Performance by Administrative Lender or any Lender. Should any covenant of any Obligor fail to be performed in accordance with the terms of the Loan Papers, Administrative Lender may, at its option, perform or attempt to perform such covenant on behalf of such Obligor. Notwithstanding the foregoing, it is expressly understood that neither Administrative Lender nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Lender or such Lender, any liability or responsibility for the performance of any duties or covenants of any Obligor.

     9.06. Expenditures. The Borrower shall reimburse Administrative Lender and each Lender for any reasonable sums spent by it in connection with the exercise of any Right under

Section 9.05 hereof. Such sums shall bear interest at the lesser of (a) the Base Rate (whether or not in effect), plus 2.00% per annum and (b) the Highest Lawful Rate, from five days after the date any Lender makes demand to the Borrower for reimbursement of such amount until the date of repayment by the Borrower.

     9.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Lender or any Lender any Rights to exercise control over the affairs and/or management of any Obligor, the power of Administrative Lender and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however,
                                                          --------  -------
that if Administrative Lender or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.


                     ARTICLE X.  THE ADMINISTRATIVE LENDER

     10.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Lender to take such action as Administrative Lender on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Lender by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Lender shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 11.01 hereof), and such instructions shall be binding upon all Lenders; provided, however, that
                                                     --------  -------
Administrative Lender shall not be required to take any action which exposes Administrative Lender to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Lender agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Lender by the Borrower for the Ratable or individual account of any Lender. Functions of the Administrative Lender are administerial in nature and in no event shall the Administrative Lender have a fiduciary or trustee relationship in respect of any Lender by reason of this Agreement or any Loan Paper.

     10.02. Administrative Lender's Reliance, Etc. Neither Administrative Lender, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Lender (a) may treat the payee of any Note as the holder thereof until Administrative Lender receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Lender; (b) may consult with legal counsel (including counsel for the Borrower or any of its

Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of any Obligor or its Subsidiaries or to inspect the Property (including the books and records) of any Obligor or its Subsidiaries;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

     10.03. NationsBank of Texas, N.A. and Affiliates. With respect to its Commitment, its Advances, and any Loan Papers, NationsBank of Texas, N.A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Lender. NationsBank of Texas, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Obligor, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank of Texas, N.A. were not Administrative Lender and without any duty to account therefor to any Lender.

     10.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Lender or any other Lender, and based on the financial statements referred to in Section 5.01(j),
Section 7.01 and Section 7.02 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

     10.05. Indemnification by Lenders. Lenders shall indemnify Administrative Lender, Pro Rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Lender in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Lender thereunder, including any negligence of Administrative Lender; provided,
                                                               --------
however, that no Lender shall be liable for any portion of such liabilities,
-------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Lender's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Lender, Pro Rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Lender in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section
10.05 shall survive the termination of this Agreement.

     10.06. Successor Administrative Lender. Administrative Lender may resign at any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Lender, if it is a Lender). Upon any such resignation or removal, Majority Lenders shall have the right to appoint a successor Administrative Lender with the prior written consent of the Borrower (which shall not be unreasonably withheld), provided that, if there exists an Event of Default that is continuing, no consent of the Borrower shall be required. If no successor Administrative Lender shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Lender's giving of notice of resignation, then the retiring Administrative Lender may, on behalf of Lenders, appoint a successor Administrative Lender, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Lender hereunder by a successor Administrative Lender, such successor Administrative Lender shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Lender, and the retiring Administrative Lender shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Lender is unable to appoint a successor Administrative Lender, Administrative Lender shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Lender hereunder. Notwithstanding any Administrative Lender's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Lender under this Agreement.


                           ARTICLE XI.  MISCELLANEOUS

    11.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Borrower or any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Administrative Lender with the consent of the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the
       --------  -------
result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Lender, (a) increase the Commitment,
(b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 9.01(a) hereof, (c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any Collateral or guaranties securing any Obligor's obligations hereunder, other than releases contemplated hereby and by the other Loan Papers, (e) change the meaning of "Specified Percentage" or the number of Lenders required to take any action hereunder, change the definitions of "Commitment", "Maturity Date", "Majority Lenders", or "Letter of Credit Commitment", or (f) amend this Section 11.01. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Lender under any Loan Papers, unless it is in writing and signed by Administrative Lender in addition to the requisite number of Lenders.

    11.02.  Notices.

    (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Lender, any Lender or the Borrower has acted in reliance on such telephonic notice.

    (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

    (i)   If to the Borrower:

          Interstate FiberNet, Inc.
          206 West Ninth Street
          West Point, Georgia  31833

          Telephone No.:               (706) 645-8189
          Telecopier No.:              (706) 645-8989
          Attention:                   Mr. Douglas A. Shumate
                                       Chief Financial Officer

          With copies (which shall not constitute notice) to:

          ITC/\DeltaCom Legal Group
          700 Boulevard South
          Suite 101
          Huntsville, Alabama  35802

          Telephone No.:               (205) 650-3842
          Telecopier No.:              (205) 650-3936
          Attention:                   Tom Mullis, Esq.

          And

          Hogan & Hartson, L.L.P.
          555 Thirteenth Street, N.W.
          Washington, D.C.  20004

          Telephone No.:               (202) 637-5600
          Facsimile No.:               (202) 637-5910
          Attention:                   Benton R. Hammond, Esq.

    (ii)  If to Administrative Lender:

          NationsBank of Texas, N.A.
          NationsBank Plaza
          901 Main Street, 64th Floor
          Dallas, Texas  75202

          Telephone No.:               (214) 508-2576
          Telecopier No.:              (214) 508-9390
          Attention:                   Mr. Keith Wilson
                                       Vice President

          With a copy to:

          Donohoe, Jameson & Carroll, P.C.
          3400 Renaissance Tower
          1201 Elm Street
          Dallas, Texas  75270

          Telephone No.:               (214) 698-3814
          Telecopier No.:              (214) 744-0231
          Attention:                   Melissa Ruman Stewart

    (iii) If to any Lender, to its address shown opposite its signature block on the signature pages hereto, or on any Assignment and Acceptance,

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

    (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Lender
                --------  -------
pursuant to Article II shall be effective when received. The Borrower agrees that Administrative Lender shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Lender and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

    11.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
11.04 hereof. The Borrower may not assign or transfer its Rights or obligations hereunder without the prior written consent of Administrative Lender.

    11.04.  Assignments and Participations.

    (a) Each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more transferees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder,
(ii) each Assignor shall obtain in each case the prior written consent of Administrative Lender and the Borrower, in each case such consent not to be unreasonably withheld or delayed, provided that, in the event there exists an Event of Default that is continuing, no consent of the Borrower shall be required to make an assignment, (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Lender and (iv) no such assignment is for an amount less than $5,000,000 and in increments $1,000,000 (and, if such assignment is a partial assignment, no Lender shall hold less than $5,000,000 immediately after giving effect to any assignment). Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Lender. Within five Business Days after Administrative Lender receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Lender, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

    (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i)
                                                     --------  -------
such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 11.01(a), (b), (c) and (d) hereof, (v) Obligors, the Administrative Lender, and other Lenders shall continue to deal solely and directly with such Lender in connection with their respective Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

    (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to any Obligor furnished to such Lender by or on behalf of any Obligor.

    (d) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, (ii) no participant of any Lender may further assign or participate any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over such participant), and (iii) no Lender (other than NationsBank of Texas, N.A.) may assign any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over NationsBank of Texas, N.A.).

    11.05. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its Pro Rata share of payments made by the Borrower, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment Pro Rata with each of them; provided, however, that if
                                                     --------  -------
any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a Pro Rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

    11.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Lender or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 11.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

    11.07.    Costs, Expenses, and Taxes.

    (a) Notwithstanding anything to the contrary in the Loan Papers, the Borrower agrees to pay on demand (i) all costs and expenses of Administrative Lender in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel, (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Lender in connection with any interpretation, grant and perfection of any Lien, modification, amendment, waiver, release of any Loan Papers, restructuring or work-out and (iii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Lender and each Lender in connection with any collection of any portion of the Obligations or the enforcement of any Loan Papers during the continuance of an Event of Default.

    (b) In addition, notwithstanding anything to the contrary in the Loan Papers, the Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Lender or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Lender or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Lender and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section 11.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower or any Subsidiary of the Borrower under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Lender or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Lender or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Lender or any Lender pursuant to this sentence), Administrative Lender or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.07 shall survive the execution of this Agreement, termination of the Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

    11.08. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall any Obligor or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Lender or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, Administrative Lender and each Lender shall, to the maximum extent permitted under Applicable Laws, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in
                    --------
full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Lender or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Lender nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 11.08 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

    11.09. Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

    11.10. Exceptions to Covenants. No Obligor shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

    11.11. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

    11.12.    GOVERNING LAW; WAIVER OF JURY TRIAL.

    (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

    (b) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 11.12 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE LENDER OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

    11.13. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



================================================================================
            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
================================================================================

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

THE BORROWER:
                                  INTERSTATE FIBERNET, INC.



                                   /s/ Douglas A. Shumate
                                  ---------------------------------------------
                                  By:  Douglas A. Shumate
                                  Its: Senior Vice President -- Chief Financial
                                       Officer

ADMINISTRATIVE LENDER:

                                               NATIONSBANK OF TEXAS, N.A., as
                                               Administrative Lender


                                               /s/ Keith M. Wilson
                                               ------------------------------
                                               By:  Keith Wilson
                                               Its: Vice President



LENDERS:


Specified Percentage: 0.175000000000           NATIONSBANK OF TEXAS, N.A.,
                                               individually as a Lender

Address:
901 Main Street
64th Floor
Dallas, Texas  75202                           /s/ Keith M. Wilson
                                               ------------------------------
                                               By:  Keith Wilson
Attn.:      Keith Wilson                       Its: Vice President
Telephone:  (214) 508-2576
Telecopy:   (214) 508-9390

Specified Percentage: 0.075000000000             AMSOUTH BANK

Address:

1900 5th Avenue North
7th Floor
Birmingham, Alabama 35203                        /s/ Alan D. Lott
                                                 -----------------------------
                                                 By: Alan D. Lott
Telephone:  (205) 583-4474                       Its: Vice President
Telecopy:   (205) 583-4436

Specified Percentage: 0.100000000000        CREDITANSTALT-BANKVEREIN

Address:
Two Ravinia Drive
Suite 1680
Atlanta, Georgia 30346                      /s/ Robert M. Biringer
                                            ----------------------------------
                                            By:  Robert M. Biringer
                                            Its: Executive Vice President
Telephone:  (770) 390-1850
Telecopy:   (770) 390-1851                  /s/ Carl G. Drake
                                            ----------------------------------
                                            By:  Carl G. Drake
                                            Its: Senior Associate

Specified Percentage: 0.100000000000          MEESPIERSON CAPITAL CORP.

Address:
445 Park Avenue
New York, New York 10022
                                              /s/ John O'Connor
                                              --------------------------------
                                              By:  JOHN O'CONNOR
                                                 -----------------------------
                                              Its: SENIOR VICE PRESIDENT
                                                  ----------------------------
Telephone: (212) 801-0445
Telecopy:  (212) 801-0420
                                              /s/ John V. DelCal
                                              --------------------------------
                                              By: John V. DelCal
                                                 -----------------------------
                                              Its: Deputy General Counsel
                                                  ----------------------------

Specified Percentage: 0.100000000000          STATE STREET BANK AND TRUST
                                              COMPANY

Address:
225 Franklin Street
Boston, Massachusetts 02110-2804              /s/ Hamilton H. Wood, Jr.
                                              --------------------------------
                                              By:  Hamilton H. Wood, Jr.
                                              Its: Vice President
Telephone:  (617) 654-3817
Telecopy:   (617) 654-3708

Specified Percentage: 0.150000000000          CORESTATES BANK, N.A.

Address:
1339 Chestnut Street
FC 1-8-11-28
Philadelphia, Pennsylvania 19101
                                              /s/ Charles Brinley
                                              --------------------------------
                                              By:  Charles Brinley
                                                 -----------------------------
                                              Its: Commercial Officer
                                                  ----------------------------
Telephone:  (215) 786-4345
Telecopy:   (215) 786-7721

Specified Percentage: 0.050000000000          FIRST UNION NATIONAL BANK

Address:
One First Union Center
301 South College Street
Charlotte, North Carolina 28288-0735
                                              /s/ Mark M. Harden
                                              --------------------------------
                                              By:  MARK M. HARDEN
                                                 -----------------------------
                                              Its: VICE PRESIDENT
                                                  ----------------------------
Telephone:  (704) 374-6471
Telecopy:   (704) 374-4092

Specified Percentage: 0.100000000000          REGIONS BANK

Address:
216 West Side Square
Huntsville, Alabama 35801
                                              /s/ Edwin P. Wilson
                                              --------------------------------
                                              By:  Edwin P. Wilson
                                                 -----------------------------
                                              Its: Senior Vice President
                                                  ----------------------------
Telephone:  (205) 535-0198
Telecopy:   (205) 535-0312

Specified Percentage: 0.150000000000          TORONTO DOMINION (TEXAS), INC.

Address:
31 West 52nd Street
New York, New York 10010-6101
                                              /s/ Neva Nesbitt
                                              --------------------------------
                                              By: NEVA NESBITT
                                                 -----------------------------
                                              Its: VICE PRESIDENT
                                                  ----------------------------
Telephone:  (212) 468-0717
Telecopy:   (212) 262-1928

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

           Schedule 2.16(a)  Certain Assets Excluded from Collateral

Licenses, Contract Rights, and Agreements
-----------------------------------------

The following categories of licenses, contract rights, and agreements are excluded from the definition of Collateral in the Agreement:

     Certain Fiber Lease Agreements
     Fiber Capacity Agreements
     Master Service Agreements
     Fiber Facility Lease Agreements
     Collocation Agreements
     Point of Presence Agreements
     FCC Licenses
     PUC Certificates of Convenience and Necessity
     Equipment Purchase, Maintenance, and Supply Agreements
     Dealer Agreements
     Carrier Agreements
     Carrier Services Agreements
     Carrier Reseller Agreements
     Information Management Services Agreements

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

       Schedule 5.01(a) -- Jurisdictions of Incorporation and Percentage Ownership of the Subsidiaries of the Borrower

Gulf States Transmission Systems, Inc. is a Delaware corporation
     100% owned by Interstate FiberNet, Inc.

DeltaCom, Inc. is an Alabama corporation   *
     100% owned by Interstate FiberNet, Inc.



* DeltaCom, Inc. has a wholly-owned, inactive subsidiary, DeltaCom Informations Systems, Inc.

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

       Schedule 5.01(f) -- Non-Compliance with FCC or any applicable PUC

Interstate FiberNet, Inc. (from Eastern Telecom, Inc., d/b/a InterQuest)
------------------------------------------------------------------------

1. Reports of international telecommunications traffic- - Section 43.61 of Title 47 of the Code of Federal Regulations requires telecommunications carriers to submit a data report by July 31st of each year and submit a revised report by Oct. 31st. These reports are for data purposes only. Borrower, as successor to Eastern Telecom, Inc., will be filing the initial report late. The Borrower does not expect to incur a penalty as a result of the late filing.

2. Georgia Public Service Commission- Universal Access Fund Report has not been filed consistently for the past year. Borrower, as successor to Eastern Telecom, Inc. anticipates having to pay the outstanding amounts due, plus an associated penalty. Eastern Telecom's certificate of public convenience and necessity will be voluntarily withdrawn in the near future due its merger with the Borrower, which is also a holder of a certificate of public convenience and necessity in the state of Georgia.

3. Eastern Telecom, Inc., d/b/a InterQuest, holds Section 214 authority pursuant to the Communications Act of 1934 to provide international telecommunications services. The Section 214 certification has yet to be transferred into the name of Interstate FiberNet, Inc. after the merger. While steps have been taken to correctly reflect the merger on the Section 214 authority, this has not yet been completed. No penalty is expected to be incurred due to this.

DeltaCom, Inc.
--------------

1. Maine - DeltaCom is in the process of obtaining a certificate of public convenience and necessity and has reported de minimus prior intrastate usage, mostly generated from travel card traffic. The Borrower does not expect to receive any penalty for this de minimus prior intrastate traffic.

2. Minnesota - DeltaCom has entered into an agreement with the Attorney General of the State of Minnesota to pay a penalty of $1,000 for providing service within the state prior to certification.

3. Reports of international telecommunications traffic- - Section 43.61 of Title 47 of the Code of Federal Regulations requires telecommunications carriers to submit a data report by July 31st of each year and submit a revised report by Oct. 31st. These reports are for data purposes only. The Borrower will be filing the initial report late. The Borrower does not expect to incur a penalty as a result of the late filing.

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

                    Schedule 5.01(h) -- Existing Litigation


GULF STATES TRANSMISSION SYSTEMS, INC.
--------------------------------------

Evergreen Cable and Leasing, Inc. v. Signal Point Systems, Inc. and Gulf States
-------------------------------------------------------------------------------
Transmission Systems, Inc.
--------------------------
U.S. District Court for the Western District of Louisiana, Monroe Division Civil Action Number: 3:97 CV 0300

          This action is a dispute between Signal Point Systems, Inc., a contractor hired by Gulf States FiberNet (now Gulf States Transmission Systems, Inc.) and Evergreen Cable and Leasing, Inc., a subcontractor who worked on the job. Gulf States Transmission Systems, Inc. has withheld payments under the prime contract in accordance with the terms of that contract, and has filed a Counterclaim for Interpleader in the case which has yet to be decided.


DELTACOM, INC.
--------------

Digitel Corporation v. DeltaCom, Inc., et al.
---------------------------------------------
U.S. District Court for the Middle District of Alabama, Southern Division Civil Action Number. 96-D-106-S

          In November, 1995, DeltaCom hired four (4) former Digitel Corporation ("Digitel") employees who were assigned to work from DeltaCom's Dothan, Alabama, office. While employed by Digitel, two of the employees executed non-solicitation agreements with a term of two (2) years from the date of separation of employment from Digitel. On January 22, 1996, a complaint was filed against DeltaCom alleging breach of non-solicitation agreements, tortuous interference with contractual and business relations, tortuous interference with contractual relations, and misappropriation of trade secrets. Digitel is also sought a preliminary injunction against DeltaCom to prohibit DeltaCom "from soliciting any Digitel customers, and actively sought prospective customers, with whom the two employees had contact while employed by Digitel and from encouraging such customers or prospective customers to cease doing business with Digitel or to conduct business with DeltaCom." On May 16, 1997, after submission of the matter to a jury, an order of judgment was entered against DeltaCom and in favor of Digitel for the sum of $140,000.00 in compensatory damages and $125,000.00 in punitive damages. DeltaCom's motion for judgment as a matter of law or in the alternative for a new trial is currently pending before the court.

Ted Wayne Green v. DeltaCom, Inc.
---------------------------------
Circuit Court of Madison County, Alabama
Civil Action No. CV 97-663-LHL

          On April 3, 1997, Ted Wayne Green ("Green"), a current employee, filed this civil action claiming Workmen's Compensation benefits under the laws of the state of Alabama for alleged personal injuries arising from an automobile accident on or about April 21, 1995. DeltaCom's Workmen's Compensation insurance carrier has assumed the defense of this action. This action is currently in the discovery stage.


Kenneth O. Simon, Craig Garner and Abigale Garner v. David Eugene Roberts and
-----------------------------------------------------------------------------
DeltaCom, Inc.
--------------
Circuit Court of Jefferson County, Alabama
Civil Action Number: CV97-2425

          On April 21, 1997, this civil action was filed against David Eugene Roberts ("Roberts"), a current employee, and DeltaCom. The plaintiff's allege they separately and severally received personal injuries and damage to their respective vehicles in excess of $10,000.00 arising from the negligence and/or wantonness of Roberts while operating a vehicle. Roberts was operating his personal vehicle during his lunch hour when the accident occurred. Roberts has no liability coverage on his vehicle. The plaintiffs further allege that Roberts was operating his personal vehicle in the course of performing employment duties on behalf of DeltaCom, an allegation Roberts and DeltaCom both deny. DeltaCom's automobile insurance carrier has assumed the defense of this matter on behalf of DeltaCom. A motion for summary judgment based on lack of apparent authority is currently pending.


Note: The list excludes any collection cases which may be pending and which were initiated by DeltaCom through outside collection counsel. There are no counter-claims against DeltaCom arising from the pending collection cases.

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

               Schedule 5.01(r) -- Description of Capital Stock

Pledgor:  ITC/\DeltaCom, Inc.
Pledged Company:  Interstate FiberNet, Inc.
Jurisdiction of Incorporation:  Delaware
Stock owned by Pledgor:
     Class:  Common Stock
     Number of Shares Authorized:  10,000
     Number of Shares Issued: 1,630
     Percentage of issued and outstanding shares owned by Pledgor: 100% Share Certificate Number: 2

Pledgor:  Interstate FiberNet, Inc.
Pledged Company:  Gulf States Transmission Systems, Inc.
Jurisdiction of Incorporation:  Delaware
Stock owned by Pledgor:
     Class:  Common Stock
     Number of Shares Authorized:  10,000
     Number of Shares Issued: 1,000
     Percentage of issued and outstanding shares owned by Pledgor: 100% Share Certificate Number: 3

Pledgor:  Interstate FiberNet, Inc.
Pledged Company:  DeltaCom, Inc.
Jurisdiction of Incorporation:  Alabama
Stock owned by Pledgor:
     Class:  Common Stock
     Number of Shares Authorized:  80,000
     Number of Shares Issued: 80,000
     Percentage of issued and outstanding shares owned by Pledgor: 100% Share Certificate Number: 6

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

        Schedule 8.02 -- Debt for Borrowed Money (In Principal Amounts)


                                                 Principal
Debt                                               Amount
----                                               ------

11% Senior Notes (which may be exchanged for    $200,000,000
            11% registered notes)

SCANA                                              9,964,091

Northern Telecom                                     922,674

Capitalized Leases                                 3,454,694
                                                ------------

Total                                           $214,341,459
                                                ------------

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

                        Schedule 8.03 -- Existing Liens

A.  General Liens--DeltaCom, Inc.
---------------------------------

The following liens are filed with the Secretary of State of Alabama, to-wit:

State File Number    Financing Party      Collateral
-------------------  ---------------      ----------

90-36329             NEC America Inc.     Inventory

B.  Equipment Lease Memorandums -- DeltaCom, Inc.
-------------------------------------------------

Memorandums of equipment leases are filed with the Secretary of State of Alabama, to-wit:

State File Number    Lessor
-----------------    ------

95-48465             AT&T Systems Leasing
95-48466             AT&T Systems Leasing
96-23490             First United Leasing
97-22445             AT&T Systems Leasing
97-26590             Regions Financial Leasing

C.  Equipment Lease Memorandums -- DeltaCom, Inc. (through Viper Computer
-------------------------------------------------------------------------
Systems)
--------

Certain equipment leases were assumed through DeltaCom, Inc.'s purchase of Viper Computer Systems, Inc., and memorandums of such leases have been filed with the Secretary of State of Alabama, to-wit:

State File Number    Lessor
-----------------    ------

95-43882             GreyRock Capital Group Inc.
95-51960             AT&T Capital Leasing Services, Inc.
96-00037             Advanta Business Services, Inc.
96-11397             Nations Credit Comm Corp.
96-13021             National Bank of Commerce of Birmingham
96-14287             Finova Capital Corp.

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

                     Schedule 8.04 -- Existing Investments



                                         Account Name             Account Number    $ AMOUNT    Description  Maturity Date
                                         ------------             --------------    --------    -----------  -------------
Morgan Stanley & Co., Inc.                                               38890774  $ 4,000,000     FHLMC          09/15/97
SubAcct Name: ITC DELTACOM                                        04-B5175-1-4047  $ 6,100,000     FFCB           09/15/97
Contact Person:                          Tom Kazazes or                            $ 6,000,000     FNMA           09/18/97
                                         Michelle Pallonetti
Telephone:                               (212)-762-6354 or                         $ 6,000,000     FNMA           09/19/97
                                         (212)-762-6335
MMkt Cash                                                                          $   113,128
                                                                                 -------------
                                                                                   $22,213,128
                                                                                 =============

Note: After maturity, investments will roll over into similar investment accounts.

     $100,000,000.00 Credit Agreement among Interstate FiberNet, Inc. and
        NationsBank of Texas, N.A. as Administrative Lender and Lenders

         Schedule 8.08 -- Permitted Affiliate Non-Market Transactions

No such transactions to schedule.

                                   EXHIBIT A

                       FORM OF REVOLVING PROMISSORY NOTE
                       ---------------------------------

This exhibit has been intentionally omitted. Executed versions of this document have been filed as Exhibit 10.78.1, Exhibit 10.78.2, Exhibit 10.78.3, Exhibit 10.78.4, Exhibit 10.78.5, Exhibit 10.78.6, Exhibit 10.78.7 and Exhibit 10.78.9
to Amendment No. 3 to the Company's Registration Statement on Form S-4.

                                   EXHIBIT B

                         FORM OF TERM PROMISSORY NOTE
                         ----------------------------


This exhibit has been intentionally omitted. Executed versions of this document have been filed as Exhibit 10.79.1, Exhibit 10.79.2, Exhibit 10.79.3, Exhibit 10.79.4, Exhibit 10.79.5, Exhibit 10.79.6, Exhibit 10.79.7, Exhibit 10.79.8 and
Exhibit 10.79.9 to Amendment No. 3 to the Company's Registration Statement on Form S-4.

                                    EXHIBIT C

                        QUARTERLY COMPLIANCE CERTIFICATE


         The undersigned hereby certifies that he/she is the duly elected *[Vice]* President of Interstate FiberNet, Inc., a Delaware corporation ("Borrower"), and that he/she is authorized to execute this Certificate on behalf of Borrower pursuant to Section 7.03 of that certain Credit Agreement dated as of September ___, 1997 ("Credit Agreement"), among Borrower and NationsBank of Texas, N.A., individually and as Administrative Lender, and each Lender a party thereto. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement. This Certificate is submitted concurrently with [quarterly] [annual] financial statements of Borrower for the period ended ____________, 199__. The undersigned hereby further certifies to the following as of the date set forth below:

         1. To my knowledge no event which constitutes a Default or an Event of Default has occurred and is continuing [or if such Event has occurred, the nature of the Event and the action being taken or proposed to be taken with respect thereto].

         2. The following calculations with respect to Section 8.01 of the Credit Agreement are true, accurate and complete, and are made in accordance with the terms and provisions of the Credit Agreement:

         Determination Date:_______________________


A.       Section 8.01(a), Total Leverage Ratio
         -------------------------------------

         1. Total Debt of the Parent, the Borrower and any Subsidiaries of the Borrower on any determination date, which would be shown on a consolidated balance sheet in accordance with GAAP:

         (a)      Advances and other
                  Obligations under the Loan
                  Papers (except Letters of
                  Credit) plus                             $
                          ----                              --------------
         (b)      Letters of Credit plus                   $
                                    ----                    --------------
         (c)      Capital Lease obligations plus           $
                                            ----            --------------

         (d)      Contingent Liabilities plus              $
                                         ----               --------------

         (e)      Withdrawal Liability plus                $
                                       ----                 --------------

         (f)      Other Debt for Borrowed
                  Money (without duplication)
                  plus                                     $
                  ----                                      --------------

         (g)      Debt of any other Person
                  secured by a Lien on the
                  property of the Borrower or
                  any Subsidiary of the
                  Borrower in an amount equal
                  to the lesser of (i) such Debt
                  of such Person and (ii) the
                  value of such pledged
                  property plus                             $
                           ----                              --------------

         (h)      Overdue interest on any debt
                  for Borrowed Money (but not
                  accrued interest that is not
                  overdue) minus                            $
                           -----                             --------------

         (i)      Any cash balances in excess
                  of $5,000,000 minus                       $
                                -----                        --------------

         (j)      The balance of the Interest
                  Reserve Escrow Account                    $
                                                             --------------
         (k)      Total Debt
                  (a) + (b) + (c) + (d) + (e)
                  + (f) + (g) + (h) - (i) - (j)             $
                                                             --------------
         2. For the most recently completed six month period immediately preceding the date of determination, provided that, for purposes of the Total Leverage Ratio calculation, Operating Cash Flow shall be calculated as if all assets acquired on any date during the period of determination were acquired on the first day in such period of determination, and all assets sold on any date during the period of determination were sold on the first day in such period of determination:

         Annualized Operating Cash Flow of the Parent, the Borrower and the Subsidiaries of the Borrower:

         (a)      Consolidated net income
                  (loss) for such period taken
                  as a single accounting period
                  plus                                     $
                  ----                                      --------------

         (b)      The sum of the following
                  amounts for such period to
                  the extent included in the
                  determination of A.2(a),
                  without duplication:

                  (i)      Depreciation expense
                           plus                            $
                           ----                             -------------

                  (ii)     Amortization expense
                           and other non-cash
                           charges reducing
                           income plus                     $
                                  ----                      -------------

                  (iii)    Net Interest Expense
                           plus                            $
                           ----                             -------------

                  (iv)     Income Tax Expense              $
                                                            -------------
         (c)      Operating Cash Flow
                  A.2(a) + A.2(b)(i) +
                  A.2(b)(ii) + A.2(b)(iii) +
                  A.2(b)(iv)                               $
                                                            -------------
         (d)      Annualized Operating Cash
                  Flow
                  [A.2(c) x 2]                             $
                                                            -------------
         3.       Total Leverage Ratio                           to 1.00
                  (A.1(k) to A.2(d))                        ----

         Maximum:
                  From the Closing Date                    9.50 to 1.00
                  through and including
                  June 30, 1998

                  From July 1, 1998                        8.75 to 1.00
                  through and including
                  June 30, 1999

                  From July 1, 1999                        7.50 to 1.00
                  through and including
                  June 30, 2000

                  From July 1, 2000                        6.00 to 1.00
                  through and including
                  June 30, 2001

                  From and after July 1, 2001              4.50 to 1.00


B.       Section 8.01(b), Senior Leverage Ratio
         --------------------------------------

         1.       (a)      Total Debt (from
                           A.1.(k) above) minus            $
                                          -----             --------------

                  (b)      Aggregate outstanding
                           principal amount of
                           the Senior Notes
                           minus                           $
                           -----                            --------------

                  (c)      To the extent included
                           in Total Debt, accrued
                           and unpaid interest on
                           the Senior Notes plus           $
                                            ----            --------------

                  (d)      Cash balances of the
                           Parent, the Borrower
                           and the Subsidiaries of
                           the Borrower which in
                                        --------
                           the aggregate exceed
                           --------------------
                           $5,000,000 (for
                           purposes of this
                           subpart (d), exclusive
                           of amounts in the
                           Interest Reserve                $
                           Escrow Account)                  --------------

                  (e)      Senior Debt
                           B.1(a) - B.1(b) -
                           B.1(c) + B.1(d)                 $
                                                            --------------
         2.       Annualized Operating Cash
                  Flow (from A.2.(d) above)                $
                                                            --------------
         3.       Senior Leverage Ratio
                  (B.1.(e) to B.2)                               to 1.00
                                                            -----
         Maximum:
                  From the Closing Date
                  through and including
                  June 30, 1999                            2.75 to 1.00

                  From and after July 1, 1999              2.25 to 1.00

C.       Section 8.01(c), Interest
         -------------------------
         Coverage Ratio
         --------------

         1.       Annualized Operating Cash
                  Flow (A.2.(d) above)                     $
                                                            --------------

         2.       Interest Expense actually paid
                  during the most recently
                  completed twelve month
                  period (exclusive of any
                  interest paid out of the
                  Interest Reserve Escrow
                  Account)                                 $_____________

         3.       Interest Coverage Ratio:
                  C.1 to C.2.                              ________to 1.00

         Minimum:

         From the Closing Date through
         and including June 30, 2000                       3.75 to 1.00

         From and after July 1, 2000                       1.75 to 1.00

C.       Section 8.01(d), Capital Expenditures
         -------------------------------------

     The Borrower shall not permit Capital Expenditures made by the Parent, the Borrower and its Subsidiaries for each fiscal year of the Borrower to exceed the amounts set forth below for each fiscal year; provided, that (i) to the extent that less than such amount was used by the Borrower for Capital Expenditures for any fiscal year, Borrower or its Subsidiaries may increase the limitation on Capital Expenditures for the immediately succeeding fiscal year by the amount of such unused amount (and only for the immediately succeeding fiscal year); (ii) during the fiscal year 1997 only and after receipt by the Administrative Lender of prior written notice from the Borrower of its election to do so, the Borrower may elect to both (A) reduce the 1998 limitation set forth below by $8,000,000 and (B) increase the 1997 limitation set forth below by $8,000,000; and (iii) to the extent that Borrower issues equity in accordance with the terms hereof, the amount of net proceeds from such equity issuance that is not required to be used to prepay Obligations or reduce the Commitment under the Credit Agreement in accordance with the terms of Sections 2.05 or 2.11 of the Credit Agreement may be used by the Borrower for Capital Expenditures in excess of the limitations set forth below over the term of the Credit Agreement.


         Capital Expenditures incurred to date for the current
         fiscal year                                                   $_______

                  Maximum:

                  For the Fiscal Year 1997                          $57,650,000

                  For the Fiscal Year 1998                          $57,150,000

                  For the Fiscal Year 1999                          $34,800,000

                  For the Fiscal Year 2000                          $40,400,000

                  For the Fiscal Year 2001                          $41,100,000

                  For the Fiscal Year 2002                          $36,750,000

D.       Section 8.01(e), Minimum Operating Cash Flow
         --------------------------------------------

           For the Borrower, the Parent and the Borrower's Subsidiaries, for the most recently completed Fiscal Year:
         --------------------------------------------

         1.       Consolidated net income
                  (loss) for such period taken
                  as a single accounting period
                  plus                                      $
                  ----                                        --------------

         2.       The sum of the following
                  amounts for such period to
                  the extent included in the
                  determination of such
                  consolidated net income
                  (loss), without duplication:

                  (a)      Depreciation expense
                           plus                             $
                                                              --------------
                           ----

                  (b)      Amortization expense
                           and other non-cash
                           charges reducing
                           income plus                      $
                                  ----                        --------------

                  (c)      Net Interest Expense
                           plus                             $
                           ----                               --------------

                  (d)      Income Tax Expense               $
                                                              --------------
         3.       Operating Cash Flow
                  D.1 + D.2(a) + D.2(b) +
                  D.2(c) + D.2(d)                           $
                                                              --------------
                  Minimum:

                  For the Fiscal Year 1997                  $16,700,000

                  For the Fiscal Year 1998                  $21,700,000

                  For the Fiscal Year 1999                  $36,700,000

                  For the Fiscal Year 2000                  $52,800,000

                  For the Fiscal Year 2001                  $77,800,000

                  For the Fiscal Year 2002                  $92,000,000

E.       Applicable Margin
         -----------------

         The Total Leverage Ratio is________to 1.00 (See A.3 above). The Applicable Margin with respect to Base Advances is______%. The Applicable Margin with respect to LIBOR Advances is______%


         IN WITNESS WHEREOF, I have executed this Certificate as of the ____ day of __________, 199__.

                                            INTERSTATE FIBERNET, INC.


                                            ---------------------------------

                                            By:
                                                -----------------------------
                                            Its:
                                                -----------------------------

                                   EXHIBIT D

                                BORROWING NOTICE

                                     [Date]


NationsBank of Texas, N.A.,
Administrative Lender
NationsBank Plaza
901 Main Street
64th Floor
Dallas, Texas  75202

                         RE:  Interstate FiberNet, Inc.
                              -------------------------

Ladies and Gentlemen:

     The undersigned refers to the Credit Agreement dated as of _____________, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined) among Interstate FiberNet, Inc., and NationsBank of Texas, N.A., as Administrative Lender for NationsBank of Texas, N.A. and each Lender, and hereby gives you notice pursuant to Section 2.02(a) of the Credit Agreement
                                        ---------------
that the undersigned hereby requests ________ Borrowing[s] under the Credit Agreement, and in that connection sets forth below the information relating to [each] such Advance (a "Proposed Borrowing") as required by Section 2.02(a) of
                                                            ---------------
the Credit Agreement:

         Proposed Borrowing:

     (i) The Business Day of such Proposed Borrowing is __________________,
     19__.

     (ii) Borrower requests a [Revolving] [Term Loan Initial] Advance;

     (iii) The Type of Revolving Advance[s] comprising such Proposed Borrowing is [are] [Base Advance] [to the extent of an aggregate amount of $__________]] [LIBOR Advance [to the extent of an aggregate amount of $________________]].

     (iv) The Type of Term Loan Initial Advance[s] under the Term Loan comprising such Proposed Borrowing is [are] [Base Advance] [to the extent of an aggregate amount of
     $__________]] [LIBOR Advance [to the extent of an aggregate amount of $________________]].

     (v) The aggregate amount of such Proposed Borrowing is $____________.

     (vi) The initial Interest Period for each LIBOR Advance made as part of such Proposed Borrowing is _________________________.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (A) the conditions precedent specified in Sections 4.01 and 4.02 of
                                                    -------------     ----
     the Credit Agreement have been satisfied with respect to the Proposed Borrowing and will remain satisfied on the date of such Proposed Borrowing;

          (B) the representations and warranties specified in Article V of the
                                                              ---------
     Credit Agreement are true and correct in all material respects as though made on and as of such date; and

          (C) no event has occurred and is continuing or would result from such Proposed Borrowing, which constitutes a Default or Event of Default.

                              Very truly yours,

                              INTERSTATE FIBERNET, INC.



                              -----------------------------------------
                              By:
                                 --------------------------------------
                              Its:
                                  -------------------------------------

                                   EXHIBIT E


                       CONVERSION OR CONTINUATION NOTICE


                                    [Date]



NationsBank of Texas, N.A.,
Administrative Lender
NationsBank Plaza
901 Main Street
7th Floor
Dallas, Texas  75202

                         RE:  Interstate FiberNet, Inc.

Ladies and Gentlemen:

     The undersigned refers to the Credit Agreement dated as of ___________ ___, 1997 (such agreement, together with all amendments and restatements, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among Interstate FiberNet, Inc., and NationsBank of Texas, N. A., as Administrative Lender for NationsBank of Texas, N.A. and each Lender, and hereby gives you notice pursuant to Section 2.09 of the Credit Agreement that the
                             ------------
undersigned hereby requests ________ Advance[s] under the Credit Agreement, and in that connection sets forth below the information relating to [each] such Advance (a "Proposed Borrowing") as required by Section 2.09 of the Credit
                                                ------------
Agreement:

     Proposed Borrowing:

     (i) The principal amount of existing LIBOR [Revolving Advance] [Term Advance] to be [converted] [continued] is $________________.

     (ii) The Business Day of such Proposed Borrowing is __________________, 199__.

     (iii) The Type of Advance[s] comprising such Proposed Revolving Advances or Proposed Term Advances is [are] LIBOR Advance [to the extent of an aggregate amount under the Revolving Advances of $________________] [to the extent of an aggregate amount under the Term Advances of $________________].

     [(iv) The initial Interest Period for each LIBOR Advance made as part of such Proposed Borrowing is _______ months.]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (A)  the conditions precedent specified in Sections 4.01, and 4.02
                                                       -------------      ----
     of the Credit Agreement have been satisfied with respect to the Proposed Borrowing and will remain satisfied on the date of such Proposed Borrowing;

            (B)  the representations and warranties specified in Article V of
                                                                 ---------
     the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

            (C) no event has occurred and is continuing or would result from such Proposed Borrowing, which constitutes a Default or Event of Default.

                                       Very truly yours,

                                       INTERSTATE FIBERNET, INC.



                                       By:
                                            ------------------------------------
                                                                     , President
                                            -------------------------

                                   EXHIBIT F

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

     THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment and Acceptance") is dated ________________, 199__, among ________________________ ("Assignor") and
_____________________ ("Assignee") and NationsBank of Texas, N.A., as Administrative Lender ("Administrative Lender").

                                   BACKGROUND

     A. Reference is made to the Credit Agreement dated as of ___________________ ___, 1997 (as it may hereafter be amended, restated, extended, increased, supplemented or otherwise modified from time to time, being referred to as the "Credit Agreement") among Interstate FiberNet, Inc. (the "Borrower"), the financial institutions parties thereto as Lenders thereunder, and Administrative Lender for Lenders under the Credit Agreement. Unless otherwise defined, terms are used herein as defined in the Credit Agreement.

     B. This Assignment and Acceptance is made with reference to the following facts:

              (i) Assignor is a Lender under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of Lenders under the Credit Agreement.

              (ii) As of the date hereof, the Commitment is $50,000,000, the amount outstanding under the Term Loan is $_______________, Assignor's Specified Percentage is _______________% and Assignor's Advances under the Term Loan are $__________________.

              (iii) As of the date hereof, the aggregate amount of outstanding
     Advances under   the Term Loan is $________, and Assignor's Specified
     Percentage of the obligation of Lenders to fund the remaining availability of Term Loan Initial Advances is $_________.

              (iv) On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor as of the Transfer Date (as defined below), a portion of Assignor's Specified Percentage of the Commitment, any remaining obligation to fund the multi-Advance Term Loan and Advances under the Term Loan equal to _______________% (the "Assigned Percentage").

                                 AGREEMENT.

     NOW, THEREFORE, Assignor, Assignee, Administrative Lender and Borrower each hereby agree as follows:

     1. Assignor hereby sells and assigns to Assignee, without recourse and, except as provided in paragraph 2 of this Assignment and Acceptance, without
                      -----------
representation and warranty, and Assignee hereby purchases and assumes from Assignor, Assignor's rights and obligations under the Credit Agreement, to the extent of Assignee's Assigned Percentage as set forth in paragraph B(iii) above
                                                         ----------------
(including without limitation, (a) the Assigned Percentage of Assignor's Specified Percentage of the Commitment, the obligation to fund any Term Loan Initial Advances and the Term Loan amount as in effect as of the Transfer Date and (b) its Assigned Percentage of each of the Advances owing to Assignor on the Transfer Date).

     2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Paper or any other instrument or document furnished pursuant thereto or any collateral; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Person, the performance or observance by the Borrower or any Person of any of its obligations under the Loan Papers, or any other instrument or document furnished pursuant thereto.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to Administrative Lender pursuant to Article VII of the Credit
                                               -----------
Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Lender, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to the Administrative Lender by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Papers are required to be performed by it as a Lender; and (e) specifies, as its address for notice and Lending Office, the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance (the "Transfer Date") with respect to its assignment to Assignee shall be the date following execution by the parties hereto on which Assignor receives from Assignee an amount in same day funds equal to its Assigned Percentage of the aggregate principal amount of Advances owing to Assignor on such date, Administrative Lender and the Borrower receive notice thereof and an executed copy of this Assignment and Acceptance, and Administrative Lender receives the $3500.00 processing fee from Assignor required under Section 11.04 of the Credit Agreement. The Borrower acknowledges
               -------------
its obligations under the Credit Agreement, and agrees, after receiving an executed copy of this Assignment and Acceptance to execute and deliver to Administrative Lender, in exchange for the Note originally delivered to Assignor, new Notes to the order of Assignor and Assignee in amounts equal to their respective Specified Percentages of the Commitment and Term Loan amount.

     5. As of the Transfer Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and other Loan Papers,
(c) Assignor's Specified Percentage shall be _________________%, and (d) Assignee's Specified Percentage shall be ____________________%.

     6. From and after the Transfer Date, Administrative Lender shall make all payments under the Credit Agreement in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to Assignee in its Specified Percentage. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Transfer Date directly between themselves.

     7. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of this document, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

================================================================================
            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
================================================================================

     8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the state of Texas, without reference to principles of conflict of laws.

                                       ASSIGNOR:


                                       -----------------------------------------



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


Address:                               ASSIGNEE:


-----------------------------          -----------------------------------------

-----------------------------

-----------------------------
Attn:                                  By:
     ------------------------               ------------------------------------
Telephone No.:  (  )    -                   Name:
                    ---- ----                    -------------------------------
Telecopier No.: (  )    -              Title:
                    ---- ----                -----------------------------------

LIBOR Lending Office:


-----------------------------

-----------------------------

-----------------------------
Attn:
     ------------------------
Telephone No.:  (  )    -
                    ---- ----
Telecopier No.: (  )    -
                    ---- ----

                                       ADMINISTRATIVE LENDER

                                       NATIONSBANK OF TEXAS, N.A.,
                                       as Administrative Lender

                                       By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------

Accepted and approved this _____
day of ___________, 199___:

INTERSTATE FIBERNET, INC.



By:
     ---------------------------
     Name:
           ---------------------
     Its:
           ---------------------

                                   EXHIBIT G

                               FORM OF GUARANTY
                               ----------------

     THIS GUARANTY, dated as of September 17, 1997 (as amended, restated and otherwise modified from time to time this "Guaranty"), made by _______________ a _________ corporation (the "Guarantor"), of the obligations of Interstate FiberNet, Inc., a Delaware corporation ("Company"), under the Credit Agreement (defined below) among the Company, NationsBank of Texas, N.A., as administrative lender ("Administrative Lender"), and the lenders party to the Credit Agreement (singly, a "Lender" and collectively, the "Lenders").

                                   BACKGROUND
                                   ----------

     1. The Company, Administrative Lender and the Lenders have entered into an Credit Agreement dated as of September 17, 1997 (as it may be amended, restated or otherwise modified from time to time, being the "Credit Agreement"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

     2. Pursuant to the Credit Agreement, the Company may, subject to the terms of the Credit Agreement and the other Loan Papers, request that the Lenders make Advances.

     3. It is a condition precedent to the obligation of the Lenders to make such Advances upon the terms and conditions set forth herein that the Guarantor execute and deliver this Guaranty.

     4. The Guarantor has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of Guarantor's business.

     5. Guarantor desires to induce the Lenders to make such Advances which may reasonably be expected to benefit, directly or indirectly, Guarantor.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances, Guarantor hereby agrees as follows:

     1.  Guaranty.
         --------

     (a) Guarantor hereby unconditionally guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all Obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of the Company, any Subsidiary or any other Obligor now or hereafter arising from, by virtue of or pursuant to the Credit Agreement, the Notes, any other Loan Paper, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Chief Financial Officer

Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. (S)101 et
                                                                           --
seq. whether or not a claim is allowed for the same in any such proceeding),
---
premium, fees, commissions, expenses or otherwise (such obligations being the "Obligation"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and of any rights under this Guaranty.

     (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under
Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to the Company or other Affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as assets, subject to Paragraph 4(a) hereof, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among Guarantor and other Affiliates of the Company of obligations arising under guaranties by such parties.

     2.  Guaranty Absolute.  Guarantor guarantees that the Obligation will be
         -----------------
paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Papers, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto; provided, however, nothing contained in this Guaranty shall require Guarantor to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of Guarantor hereunder are independent of the obligations of the Company under the Credit Agreement and any Applicable Law, to the extent such payments are not in violation of any Applicable Law. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (a) the taking or accepting of any other security or guaranty for any or all of the Obligations;

         (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation, including any reduction or termination of the Commitment;

         (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto, including but not limited to the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ultra vires, (iii) the officers
                                             ----- -----
     creating same acted in excess of their authority, or (iv) for any other reason;

         (d) any lack of corporate power of the Company or any other Person at any time liable for the payment of any or all of the Obligation;

         (e) any Debtor Relief Laws affecting the rights of creditors generally involving the Company, Guarantor or any other Person obligated on any of the Obligation;

         (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or the Administrative Lender to the Company, Guarantor, or any Person at any time liable for the payment of any or all of the Obligation; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Paper and other agreement or instrument relating thereto without notification of Guarantor (the right to such notification being herein specifically waived by Guarantor);

         (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien thereon or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien thereon;

         (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

         (i) the failure by any Lender or the Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against the Company or any other Person (including without limitation Guarantor), or the failure or delay by any Lender or the Administrative Lender to, or the manner in which any Lender or the Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

         (j) the existence of any claim, defense, set-off, or other rights which the Company or Guarantor may have at any time against the Company, the Lenders, or Guarantor, or any other Person, whether in connection with this Guaranty, the Loan Papers, the transactions contemplated thereby, or any other transaction;

         (k) any failure of any Lender or the Administrative Lender to notify Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or the Administrative Lender, it being understood that the Lenders and the

     Administrative Lender shall not be required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

          (l) any payment by the Company to the Lenders or the Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason the Lenders or the Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

          (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, Guarantor, any other guarantor or other Person liable on the Obligation, including without limitation any defense by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, or any claim that Guarantor's obligations hereunder exceed or are more burdensome than those of the Company.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Company, Guarantor or otherwise, all as though such payment had not been made.

     3.   Waiver.  To the extent not prohibited by Applicable Law, Guarantor
          ------
hereby waives: (a) promptness, protests, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in Section 2 herein and of any other occurrence or matter
                        ---------
with respect to any of the Obligation, this Guaranty or any of the other Loan Papers; (b) any requirement that the Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral or pursue any other remedy in the Administrative Lender's or any Lender's power whatsoever; (c) any right to assert against the Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Company or other Person liable on the Obligation; (d) any right to seek or enforce any remedy or right that the Administrative Lender or any Lender now has or may hereafter have against the Company (to the extent permitted by Applicable Law); (e) except as otherwise provided in Section 4 hereof, any right to participate in any collateral or any right benefiting the Administrative Lender or the Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against the Company or any other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     4.   Subrogation and Subordination.
          -----------------------------

     (a) Notwithstanding any reference to subrogation contained herein to the contrary, Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Company or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until the Obligation shall have been paid indefeasibly in full in cash and no commitments of any Lender remain outstanding; and thereafter Guarantor will be subrogated to the position of the Lenders to the extent of the payments made by Guarantor. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligation shall not have been paid indefeasibly in full in cash or any commitment of any Lender shall remain outstanding, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Paragraph 4(a) is knowingly made in contemplation of such benefits.

     (b) If Guarantor becomes the holder of any indebtedness payable by the Company, Guarantor hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the Lenders, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until payment indefeasibly in full in cash of the Obligations of the Company under the Credit Agreement, the Notes and all other Loan Papers, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to Guarantor by the Company on behalf of the Company prior to payment in full of the Obligation, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Lender to be credited and applied to the Obligation, whether matured or unmatured.

     5.   Representations and Warranties.  Guarantor hereby represents and
          ------------------------------
warrants that all representations and warranties as they apply to Guarantor only set forth in Article V of the Credit Agreement (each of which is hereby incorporated by reference) are true and correct.

     6.   Covenants.  Guarantor hereby expressly assumes, confirms, and agrees
          ---------
to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Guarantor further covenants and agrees (a) punctually and properly to perform all of Guarantor's covenants and duties under any other Loan Papers; (b) from time to time promptly to furnish the Administrative Lender with any information or writings which the Administrative Lender may request concerning this Guaranty; and (c) promptly to notify the Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

     7.   Amendments, Etc.  No amendment or waiver of any provision of this
          ---------------
Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor, the Lenders or the Administrative Lender as provided in the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.   Addresses for Notices.  Unless otherwise provided herein, all notices,
          ---------------------
requests, consents, demands, and other communications shall be in writing and shall be personally delivered, sent by telecopy, sent by Federal Express or other overnight delivery service or mailed, by certified mail, postage prepaid, to the following addresses:

     (a)  If to the Guarantor:

          c\o Interstate FiberNet, Inc.
          206 West Ninth Street
          West Point, Georgia  31833
          Telephone No.:     (706) 645-8189
          Telecopier No.:    (706) 645-8989
          Attention:         Mr. Douglas A. Shumate
                             Chief Financial Officer

          With a copy (which shall not constitute notice) to:

          Hogan & Hartson, L.L.P.
          555 Thirteenth Street, N.W.
          Washington, D.C.  20004

          Telephone No.:     (202) 637-5600
          Telecopier No.:    (202) 637-5910
          Attention:         Benton R. Hammond, Esq.

     (b)  If to the Administrative Lender:

          NationsBank of Texas, N.A.
          901 Main Street, 64th Floor
          Dallas, Texas  75202

          Telephone No.:     (214)508-2576
          Telecopier No.:    (214)508-9390
          Attention:         Mr. Keith Wilson
                             Vice President

          with a copy to:

          Donohoe, Jameson & Carroll, P.C.
          3400 Renaissance Tower
          1201 Elm Street
          Dallas, Texas  75270

          Attention:         Melissa Ruman Stewart

     (c) If to any Lender, to its address shown on the signature pages hereto or to such other address as any party may designate in written notice to the other parties. All notices, requests, consents, demands, and other communications hereunder will be effective when so personally delivered or sent by telecopy, or one day after being sent by Federal Express or other overnight delivery service or five days after being so mailed, except as otherwise provided in the Credit Agreement.

     9.   No Waiver; Remedies.  No failure on the part of the Administrative
          -------------------
Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Papers shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Papers preclude any other or further exercise thereof or the exercise of any other right. Neither the Administrative Lender nor any Lender shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Company or any other Person liable on any of the Obligation, (b) join the Company or any other Person liable on any of the Obligation in any action in which Lender prosecutes collection or seeks to enforce or resort to any remedies against the Company or other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) the Administrative Lender or any Lender by the Company or any other Person liable on any of the Obligation. Neither the Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

     10.  Right of Set-off.  Upon the occurrence and during the continuance of
          ----------------
any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty. Each Lender agrees promptly to notify Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10
                                                                    ----------
are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     11.  Liens.  To the extent not prohibited by Applicable Law, Guarantor
          -----
agrees that the Administrative Lender or Lender, in its discretion, without notice or demand to or upon Guarantor and without affecting either the liability of Guarantor, the Company or any other Person liable on any of the Obligation under, or the Liens and security interests created by, this Guaranty, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale; and Guarantor hereby waives, to the extent not prohibited by Applicable Law, any defense to the recovery by the Administrative Lender or any Lender hereunder against the Company, Guarantor or any collateral of any deficiency after a nonjudicial sale and Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of Guarantor against the Company or any other Person or any Collateral or any other collateral. Guarantor hereby agrees that Guarantor shall be liable, subject to the limitations of Section 1 hereof,
                                                              ---------
for any part of the Obligation remaining unpaid after any foreclosure.

     12.  Continuing Guaranty; Transfer of Notes.  This Guaranty is an
          --------------------------------------
irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment indefeasibly in full in cash of the Obligations, termination of the Commitment, and all other amounts payable under this Guaranty, (b) be binding upon Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by each Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Papers or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to the Lender herein or otherwise.

     13.  Information.  Guarantor acknowledges and agrees that it shall have the
          -----------
sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as Guarantor may require, and that neither the Administrative Lender nor any Lender has any duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of the Company.

     14.  GOVERNING LAW.  (a) THIS AGREEMENT AND ALL LOAN PAPERS SHALL BE DEEMED
          -------------
CONTRACTS MADE UNDER THE LAWS OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT AND ALL LOAN PAPERS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE GUARANTOR AGREES THAT THE COURTS OF TEXAS WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

     (b) THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. IN ADDITION, THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE GUARANTOR AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT BY SUCH GUARANTOR. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE LENDER OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     15.  WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE
          --------------------
GUARANTOR AND THE LENDERS HEREBY WAIVE ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     16.  Ratable Benefit.  This Guaranty is for the ratable benefit of the
          ---------------
Lenders, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

     17.  Guarantor Insolvency.  Should Guarantor become insolvent, fail to pay
          --------------------
its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Laws or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Laws (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender granted hereunder, then, the obligations of Guarantor under this Guaranty shall be, as between Guarantor and such Lender, a fully-matured, due, and payable obligation of Guarantor to such Lender (without regard to whether the Company is then in default under the Credit Agreement or whether any part of the Obligation is then due and owing by the Company to such Lender), payable in full by Guarantor to such Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     18.  ENTIRE AGREEMENT.  THIS GUARANTY, TOGETHER WITH THE OTHER LOAN PAPERS,
          ----------------
REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

================================================================================
            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
================================================================================

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its respective officers thereunto duly authorized as of the date first above written.


                              [GUARANTOR]



                              By:
                                 -----------------------------------
                              Name:
                              Title:

                                   EXHIBIT H

                           FORM OF PLEDGE AGREEMENT


     PLEDGE AGREEMENT dated as of September 17, 1997 (this "Agreement"), by ___________________, a Delaware corporation ("Pledgor"), in favor of NationsBank of Texas, N.A., a national banking association, in its capacity as Administrative Lender pursuant to the Credit Agreement described below ("Administrative Lender") and each lender a party to the Credit Agreement from time to time (singly, a "Secured Party" and collectively "Secured Parties").

                                  BACKGROUND.

     (1) Secured Parties, Administrative Lender and Interstate FiberNet, Inc. have entered into the Credit Agreement dated as of September 17, 1997 (as the same may be supplemented, amended and modified from time to time, being the "Credit Agreement").

     (2) It is the intention of the parties hereto that this Agreement and the steps contemplated hereby will create a first priority security interest securing the payment of the obligations set forth in Section 1.02 hereof.
                                                     ------------

     (3) It is a condition precedent to the extension of credit under the Credit Agreement that Pledgor shall have executed and delivered this Agreement.

                                   AGREEMENT.

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Secured Parties to make the Advances under the Credit Agreement, Pledgor hereby agrees with Administrative Lender, for its benefit and the ratable benefit of Secured Parties, as follows:

ARTICLE I.  PLEDGE

     1.01. Pledge. Pledgor hereby grants, pledges, assigns, hypothecates, and transfers to Administrative Lender, for its benefit and the ratable benefit of Secured Parties, a first and prior pledge and security interest in all Capital Stock owned by Pledgor in all Persons and each other Person which is a successor to such Persons (singly, an "Issuer", and collectively "Issuers"), now or hereafter owned beneficially or of record by Pledgor and any certificate or instrument evidencing such interest, including, but not limited to the interests listed on Schedule 1 hereto; and without affecting the obligation of Pledgor or
          ----------
Issuer under any agreement prohibiting such action, in the event of any consolidation or merger in which each Issuer is not the surviving entity, or in the event of any sale, lease, transfer or other disposition of all or substantially all of the assets of such Issuer, all Capital Stock, equity, partnership, limited liability company ("LLC") or other interest of the successor entity formed by or resulting from such consolidation or merger, or of the Person to which such sale, lease, transfer or other disposition shall have been made, owned by Pledgor, and all proceeds and products of the foregoing (collectively, "Collateral"), to secure the payment and performance of the Obligations (as defined below).

     1.02. Description of Obligations. The security interest granted by Pledgor shall secure the payment and performance of any and all obligations now or hereafter existing of Pledgor or any Subsidiary of the Pledgor, and any other Obligor (other than Administrative Lender or Secured Parties) under the Credit Agreement and the Loan Papers, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, premium, expenses, indemnification or otherwise (all such obligations of Pledgor, each of its Subsidiaries, and each other Obligor together with the "Obligations" as defined in the Credit Agreement being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Pledgor, each of its Subsidiaries or any other Obligor to Administrative Lender or any Secured Party under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Pledgor, each of its Subsidiaries or any other Obligor (including all such amounts which would become due but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Pledgor, any of its Subsidiaries, or any other Obligor under any Debtor Relief Law).

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

     2.01. Representations and Warranties Concerning Pledgor. Pledgor represents and warrants to Administrative Lender and each Secured Party that (a) the chief place of business and chief executive office of Pledgor and the office where Pledgor keeps all of its records is located at 206 West Ninth Street, West Point, Georgia 31833; and (b) no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Tribunal is required (i) for the pledge by Pledgor of the Collateral pledged by it hereunder, for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest), or (iii) for the exercise by Administrative Lender of the Rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

     2.02. Representations and Warranties Concerning Collateral. Pledgor represents and warrants to Administrative Lender and each Secured Party that (a) Pledgor is the sole legal and beneficial owner of the Collateral pledged by it free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement or as otherwise permitted by the Credit Agreement; (b) no effective financing statement or other similar document used to perfect and preserve a security interest under the Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Administrative Lender relating to this Agreement and as otherwise permitted by the Credit Agreement; (c) Schedule 1 is a complete and correct description of all interest
               ----------
of Pledgor in each of its Subsidiaries, including each class of interest and number of units or percentage of ownership owned by Pledgor; (d) the pledge, assignment, and delivery of the Collateral hereunder, and filing of an appropriate financing statement, create a valid first and prior perfected security interest in the Collateral, securing the Obligations; (e) the Capital Stock pledged hereunder is duly authorized, validly issued, fully paid, and non-assessable and were not issued in violation of the Rights of any Person; (f) no unpaid capital call or dispute exists with respect to any of the Collateral; (g) none of the Collateral is evidenced by a certificate, instrument or other writing that has not been delivered to Administrative Lender; (h) the interest of Pledgor in each of its Subsidiaries is a 100% interest of all Capital Stock of Pledgor's Subsidiaries specified on Schedule 1; (i) none of the Collateral is
                                       ----------
subject to any buy-sell, voting trust, transfer restriction (other than transfer restrictions arising under the Exchange Act), preferential right to purchase or similar agreement or any option, warrant, put or call or similar agreement, which consent has not been obtained; (j) Pledgor is organized pursuant to the articles of incorporation, partnership agreement, LLC agreement, bylaws or other articles of governance, and no other agreement amends the rights of Pledgor under such documents; and (k) Pledgor's federal taxpayer identification number is 58-2301135. The delivery at any time by Pledgor to Administrative Lender of Collateral shall constitute a representation and warranty by Pledgor under this Agreement that, with respect to such Collateral, Pledgor is the sole legal and beneficial owner of the Collateral, and that the matters set forth in this
Section 2.02 are true and correct with respect to such Collateral.
------------

     2.03. Representations and Warranties Concerning Benefit. Pledgor represents and warrants to Administrative Lender and each Secured Party that (a) the value of the consideration received and to be received by Pledgor is reasonably worth at least as much as the liability and obligation of Pledgor hereunder, and such liability and obligation may reasonably be expected to benefit Pledgor directly or indirectly; and (b) none of Administrative Lender, Secured Party or any other Person has made any representation, warranty or statement to Pledgor (other than as provided in the Loan Papers) in order to induce Pledgor to execute this Agreement.

ARTICLE III.  COVENANTS

     3.01. Affirmative Covenants. Pledgor covenants and agrees (a) promptly to deliver to Administrative Lender all instruments, certificates, documents, or agreements evidencing any of the Collateral; (b) promptly to notify Administrative Lender of any material change in any fact or circumstances warranted or represented by Pledgor in this Agreement or in any other Loan Paper; (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting Pledgor's title to the Collateral, or any part thereof, or the security interest therein granted hereunder, and, at the request of Administrative Lender, appear in and defend, at Pledgor's expense, any such action or proceeding; and (d) promptly to pay to Administrative Lender the amount of all court costs and reasonable attorney's fees incurred by Administrative Lender hereunder.

     3.02.  Negative Covenants.  Pledgor covenants and agrees that it shall not
(a) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, or grant any option, warrant, or other Rights in the Collateral in favor of any Person other than Administrative Lender; (b) except as permitted under the Credit Agreement, cause or permit any Issuer to authorize and issue any additional Capital Stock, or take any other action that would otherwise dilute any of the Collateral; (c) except as permitted in the Credit Agreement, approve any amendment to the articles of incorporation, partnership agreement, LLC agreement, bylaws, or other organizational or governance document of any Issuer; (d) except as permitted in the Credit Agreement, permit the merger, consolidation or dissolution of any Issuer; or (e) sell, lease, transfer or otherwise dispose of any Collateral in any manner.

     3.03. Right to Distributions. With respect to any certificates, bonds, or other instruments or securities constituting a part of the Collateral, Administrative Lender shall have authority during the continuance of an Event of Default, without notice to Pledgor, either to have the same registered in Administrative Lender's name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all Distributions (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. Subject to the next sentence hereof, if Pledgor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a Distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or Rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, Pledgor agrees to accept the same as Administrative Lender's agent and to hold the same in trust on behalf of and for the benefit of Administrative Lender, and to deliver the same immediately to Administrative Lender in the exact form received, with appropriate undated stock, partnership interest, LLC membership interest, or similar powers, duly executed in blank, to be held by Administrative Lender, subject to the terms hereof, as Collateral. Unless an Event of Default is in existence or would occur as a result thereof, Pledgor shall be entitled to receive and utilize for its own purposes, all cash Distributions (other than Distributions constituting a return of capital) paid in respect of any of the Collateral. Administrative Lender shall be entitled to all Distributions, and to any sums paid upon or in respect of any Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof or which constitute a return of capital which shall be paid to Administrative Lender to be held by it as additional collateral security for the Obligations and application to the Obligations at the discretion of Administrative Lender. All Distributions paid or distributed in respect of the Collateral which are received by Pledgor in violation of this Agreement shall, until paid or delivered to Administrative Lender, be held by Pledgor in trust as additional Collateral for the Obligations.

     3.04. Records of Collateral. Pledgor at all times shall maintain accurate books and records concerning the Collateral. Pledgor shall cause all issuers of the Collateral to mark immediately all books and records of issue, registration, and transfer relating to the Collateral, with an entry showing the collateral assignment of the Collateral to Administrative Lender.

     3.05.  Information and Inspection.  Subject to the terms and provisions of
Section 6.07 of the Credit Agreement, Pledgor shall, and shall cause each Issuer
------------
to, (a) allow Administrative Lender to inspect and copy, or at the option of Administrative Lender, furnish copies of, all records relating to the Collateral and the Obligations; and (b) furnish Administrative Lender such information as it may request with respect to the Collateral, any Distributions thereon, and any proceeds thereof, at the time and in the form requested by Administrative Lender.

     3.06. Indemnity and Expenses. (a) Pledgor shall indemnify Administrative Lender and each Secured Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), expressly including such claims, losses or liabilities arising out of mere negligence of Administrative Lender or any Secured Party, except claims, losses or liabilities resulting from Administrative Lender's or any Secured Party's gross negligence or willful misconduct.

     (b) Pledgor will upon demand pay to Administrative Lender and each Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Administrative Lender and each Secured Party may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Collateral,
(ii) the exercise or enforcement of any of the Rights of Administrative Lender or any Secured Party hereunder or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

     (c) Any payment made or cost borne by Administrative Lender and each Secured Party shall be a part of the Obligations, shall be payable upon demand, and shall bear interest as provided in the Credit Agreement.

     3.07. Additional Documents. Pledgor, at its expense, shall take all action, and execute and deliver such further instruments, agreements, blank stock, partnership interest, LLC membership interest, or similar powers, and assignments as Administrative Lender shall deem necessary or appropriate to obtain, maintain, and perfect the security interest hereunder, including the security interest in after-acquired Collateral granted herein, and to enable Administrative Lender to comply with all applicable federal or state Law, in order to obtain or perfect Administrative Lender's interest in the Collateral, to effect its Rights hereunder, or to obtain Distributions and other proceeds of the Collateral as provided herein.

     3.08. Additional Collateral. Upon acquisition by Pledgor of any additional interest in any Issuer, Pledgor shall be deemed to grant hereunder, and shall cause to be granted, Liens and security interests on such interest to Administrative Lender, as security for the Obligations. Pledgor agrees to take, and to cause to be taken, at its own cost and expense, such actions as

Administrative Lender shall deem necessary or appropriate to create, evidence, and perfect such Liens and assure the first priority of such Liens.

ARTICLE IV.  RIGHTS AND POWERS OF ADMINISTRATIVE LENDER

     4.01. Remedies upon Default. Administrative Lender, during the continuance of an Event of Default and without liability to Pledgor, may without notice or demand: obtain from any Person information regarding Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person also may furnish without liability to Pledgor or any other Person; require Pledgor to give possession or control of any of the Collateral to Administrative Lender; endorse as Pledgor's agent or attorney-in-fact any instruments or documents representing proceeds of the Collateral; unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds, and exercise all other Rights which an owner of such Collateral may exercise; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; vote any Collateral and exercise any Rights with respect thereto; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Collateral, in its own name for the benefit of Secured Parties, or in the name of Pledgor, as Administrative Lender may determine. Neither Administrative Lender nor any Secured Party shall be liable for failure to collect any Distribution or other proceeds, or for any act or omission on the part of Administrative Lender, its officers, agents, employees, or other representatives, except willful misconduct and gross negligence. The foregoing Rights of Administrative Lender shall be in addition to, and not a limitation upon, any Right of Administrative Lender given by Law, elsewhere in this Agreement or any other Loan Papers, or otherwise.

     4.02. Right of Administrative Lender to Notify Issuers. At any time during the continuance of an Event of Default and at such other times as Administrative Lender is entitled to receive Distributions and other property constituting Collateral pursuant to the terms of this Agreement, Administrative Lender may notify issuers of the Collateral to make payments of the applicable Distributions directly to Administrative Lender and Administrative Lender may take control of all applicable proceeds of any Collateral. Until Administrative Lender elects to exercise such Right, during the continuance of an Event of Default, Pledgor, as agent of Administrative Lender, shall collect and segregate all Distributions and other amounts paid or distributed with respect to the Collateral.

     4.03. Delivery of Receipts to Administrative Lender. Upon Administrative Lender's demand during the continuance of an Event of Default, Pledgor shall deposit, upon receipt and in the form received, with any necessary endorsement, all payments received as proceeds of or otherwise in connection with the Collateral, in a special bank account in a bank of Administrative Lender's choice over which Administrative Lender alone shall have power of withdrawal. The funds in such account shall secure the Obligations. Administrative Lender is authorized, and is hereby appointed during the continuance of an Event of Default, Pledgor's attorney-in-fact, to make any endorsement in Pledgor's name and behalf. Pending such deposit,

Pledgor shall not mingle any such payments with any of Pledgor's other funds or property, but shall hold them separate and upon an express trust for Administrative Lender. During the continuance of an Event of Default, Administrative Lender may from time to time apply the whole or any part of the funds in the special account against the Obligations.

     4.04. Voting Rights. It is expressly understood and agreed that Pledgor shall retain all voting or management rights to the Collateral unless an Event of Default shall exist and be continuing, at which time such voting rights shall transfer to or be exercised as directed by Administrative Lender, at its sole discretion; provided, however, that no voting or management rights shall be
            --------  -------
exercised, vote cast, consent, waiver, or ratification given, or action taken by Pledgor which would be inconsistent with or violate any provision of this Agreement or any other Loan Paper.

     4.05. Realization upon Collateral. During the continuance of an Event of Default, Administrative Lender, without notice or demand, but subject to any limitations or restrictions imposed by applicable Law, may exercise any Right of a secured party under the Uniform Commercial Code of Texas or any other applicable jurisdiction ("UCC"), this Agreement, any other Loan Papers, or otherwise and also may (i) require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of Administrative Lender forthwith, assemble all or part of the Collateral as directed by Administrative Lender and make it available to Administrative Lender at a place to be designated by Administrative Lender which is reasonably convenient to both parties or (ii) without notice, except as specified below, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of Administrative Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Lender may deem commercially reasonable. Unless the Collateral is of a type customarily sold on a recognized market, Administrative Lender shall give Pledgor reasonable written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor agrees that ten days advance written notice thereof shall constitute reasonable notice. Administrative Lender shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. Administrative Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Expenses of retaking, holding, preparing for sale, selling, or the like shall include Administrative Lender's reasonable attorneys' fees and legal expenses, and constitute a portion of the Obligations. During the continuance of an Event of Default, Administrative Lender shall be entitled to immediate possession of all books and records maintained by Pledgor with respect to the Collateral, and shall have the authority to enter upon any premises upon which any of the same may be situated and remove the same therefrom without liability. Upon disposition of Collateral during an Event of Default, Pledgor shall be entitled to any surplus with respect to the Collateral following payment in full of the Obligations and termination hereof, and shall be liable to Administrative Lender for any deficiency with respect thereto. All cash proceeds received by Administrative Lender upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

     First:  To the payment of all out-of-pocket expenses incurred in connection
     -----
     with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements;

     Second:  To the payment of the Obligations as provided in the Credit
     ------
     Agreement and in such order and in such manner consistent with applicable Laws as Administrative Lender in its discretion shall decide; and

     Third:  To the extent of the balance (if any) of such proceeds, to the
     -----
     payment to Pledgor or other Person legally entitled thereto.

     Non-cash proceeds of any disposition of Collateral available to satisfy the Obligations shall be applied to the Obligations in such order and in such manner consistent with applicable Law as Administrative Lender in its discretion shall decide.

     4.06.  Securities and Other Laws; Contractual Restrictions; Registration.

     (a) Because of the Securities Act of 1933, as amended ("Securities Act"), and other Laws, including without limitation state "blue sky" laws, or contractual restrictions or agreements imposed upon certain Persons, there may be legal restrictions or limitations affecting Administrative Lender in any attempts to dispose of the Collateral and the enforcement of its Rights hereunder. For these reasons, Administrative Lender is hereby authorized by Pledgor, but not obligated, during the continuance of any Event of Default, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other Law. Administrative Lender is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Administrative Lender may deem required or appropriate under the Securities Act or other securities Laws or other Laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. Pledgor clearly understands that Administrative Lender may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and sold in the open market. No sale so made in good faith by Administrative Lender shall be deemed to be not "commercially reasonable" because so made. Pledgor agrees that in the event Administrative Lender shall, during the continuance of an Event of Default, sell the Collateral or any portion thereof at any private sale or sales, Administrative Lender shall have the Right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are acceptable to Administrative Lender, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of fraud, such reliance shall be evidence that Administrative Lender handled such matter in a commercially reasonable manner under applicable Law.

     (b) If Administrative Lender shall determine to exercise its Right to sell any or all of the Collateral, and if in the opinion of counsel for Administrative Lender it is necessary, or if in the opinion of Administrative Lender it is advisable, to have the Collateral or that portion thereof to be sold, registered under the provisions of the Securities Act, Pledgor will, to the fullest extent it has the capability to do so, cause the issuers of the Collateral contemplated to be sold to execute and deliver, and cause the directors and officers of each thereof to execute and deliver, all at Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Administrative Lender, advisable to register the Collateral or that portion thereof to be sold, under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as Administrative Lender may deem appropriate to facilitate the sale or other disposition of such Collateral from the date of the first public offering of the Collateral or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of Administrative Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act. Pledgor shall use its best efforts to cause each Issuer to comply with the provisions of the securities or "blue sky" laws of any jurisdiction which Administrative Lender shall designate and to cause each Issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of the Securities Act and applicable "blue sky" laws.

     4.07.  Further Approvals Required.

     (a) In connection with the exercise by Administrative Lender of its Rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent, waiver or approval of Tribunals and other Persons to a transfer or assignment of Collateral including, without limitation, the FCC.

     (b) Pledgor hereby agrees, during the continuance of an Event of Default, to execute, deliver, and file, and hereby appoints (to the extent permitted under applicable Law) Administrative Lender as its attorney-in-fact, during the continuance of an Event of Default, to execute, deliver, and file on Pledgor's behalf and in Pledgor's name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Administrative Lender's opinion, to obtain such consents, waivers or approvals. Pledgor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section 4.07 and
                                                            ------------
that such failure would not be adequately compensable in damages, and therefore agrees that this Section 4.07 may be specifically enforced.
                 ------------

     4.08. Convertible Securities. During the continuance of an Event of Default, Administrative Lender may present for conversion any Collateral which is convertible into any other instrument, investment security, or cash. Administrative Lender shall not have any duty, however, to present for conversion any of the Collateral, unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible and such conversion does not violate any provisions of any Loan Paper.

     4.09. Issuer Liabilities. By taking a security interest in the Collateral pursuant to this Agreement, neither Administrative Lender nor any Secured Party assumes, accepts, or becomes liable with respect to any debts, liabilities, or obligations of or owed to any issuer of any Collateral.

     4.10. Power of Attorney. PLEDGOR HEREBY IRREVOCABLY GRANTS TO ADMINISTRATIVE LENDER PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY COLLATERAL AND, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, APPOINTS ADMINISTRATIVE LENDER PLEDGOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK, PARTNERSHIP INTEREST, OR LLC MEMBERSHIP INTEREST POWER AND SIMILAR POWER NOW OR THEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

ARTICLE V.  MISCELLANEOUS

     5.01. Cumulative Rights. All Rights of Administrative Lender and Secured Parties under the Loan Papers are cumulative of each other and of every other Right which Administrative Lender and Secured Parties may otherwise have at Law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations. The exercise of one or more Rights shall not prejudice or impair the concurrent or subsequent exercise of any other Right.

     5.02. Administrative Lender's and Secured Parties' Duties. The powers conferred on Administrative Lender hereunder are solely to protect Administrative Lender's and Secured Parties' interest in the Collateral and shall not impose any duty upon Administrative Lender or any Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Administrative Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve Rights against prior parties or any other Rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Lender accords its own property. Except as provided in this Section 5.02, Administrative Lender
                                          ------------
shall not have any duty or liability to protect or preserve any Collateral or to preserve Rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Lender or any Secured Party, and neither Administrative Lender nor any Secured Party shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify Pledgor of any decline in the value of any Collateral.

     5.03. Waiver. Should any part of the Obligations be payable in installments, the acceptance by Administrative Lender or any Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Event of Default then existing. No waiver of any Event of Default shall be deemed to be a waiver of any other subsequent Event of Default, nor shall any such waiver be deemed to be a continuing waiver. No delay or omission by Administrative Lender or any Secured Party in exercising any Right hereunder, or under any other Loan Papers, shall impair any such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right of Administrative Lender or any Secured Party hereunder or under such other agreements.

     5.04. Waivers by Pledgor. Pledgor waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any Default or Event of Default, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended, or renewed one or more times by Secured Parties, in its or their discretion, without notice to Pledgor. Pledgor waives (a) any claim that, as to any part of the Collateral, a public sale, should Administrative Lender elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH ADMINISTRATIVE LENDER'S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER and (c) all rights of redemption, appraisal or valuation.

     5.05. Other Parties and Other Collateral. No renewal, increase, or extension of or any other indulgence with respect to, the Obligations or any part thereof, no release, exchange, or taking of any security, no release of any Person (including Pledgor, any Pledgor Subsidiary, maker, endorser, guarantor, or surety) liable on the Obligations, no delay in enforcement of payment, no delay or omission or lack of diligence or care in exercising any Right or power with respect to the Obligations or any security therefor or guaranty thereof or under this

Agreement, and no other circumstance or event which might constitute a defense available to or discharge of Pledgor, any of Pledgor's Subsidiaries or any other Person, shall in any manner impair or affect the Rights of Administrative Lender or any Secured Party hereunder, under any other Loan Papers, at Law, or in equity. Neither Administrative Lender nor any Secured Party need file suit or assert a claim for personal judgment against any Person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing upon the Collateral for the purpose of paying the Obligations. Pledgor waives any Right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that neither Administrative Lender nor any Secured Party shall have any duty or obligation to Pledgor to apply any such other security or proceeds thereof to the Obligations. Pledgor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against any of Pledgor's Subsidiaries, or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, or Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     5.06. Continuing Security Interest. This Agreement constitutes a continuing security interest in the Collateral, and shall remain in full force and effect until final payment and performance in full of the Obligations, and termination of all commitments and the other Loan Papers.

     5.07. Rate Provision. It is not the intention of any party to any Loan Paper to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Pledgor be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable Law. If from any circumstances Administrative Lender or any Secured Party shall ever receive anything of value deemed excess interest under applicable Law, an amount equal to such excess shall be applied to the reduction of the outstanding balance of the Obligations and any remainder shall be promptly refunded to the payor.

     5.08. Parties Bound. This Agreement shall be binding on Pledgor and its successors, assigns, and other legal representatives, and shall inure to the benefit of Administrative Lender and Secured Parties, and their respective successors and assigns; provided, however, that Pledgor may not assign its
                        --------  -------
Rights or obligations hereunder without the prior written consent of Administrative Lender. The Rights, powers, and interests held by Administrative Lender and Secured Parties hereunder may be transferred or assigned, in whole or in part, in accordance with the Credit Agreement, without the consent of Pledgor.

     5.09.  Notices and Deliveries.

     (a) Manner of Delivery. All notices, communications and materials to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Lender or Pledgor has acted in reliance on such telephonic notice.

     (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

     (i)  if to Pledgor, to it at:

          c\o Interstate FiberNet, Inc.
          206 West Ninth Street
          West Point, Georgia  31833

          Telephone No.:                      (706) 645-8189
          Telecopier No.:                     (706) 645-8989
          Attention:                          Mr. Douglas A. Shumate
                                              Chief Financial Officer

          With a copy (which shall not constitute notice) to:

          Hogan & Hartson, L.L.P.
          555 Thirteenth Street, N.W.
          Washington, D.C.  20004

          Telephone No.:                      (202) 637-5600
          Facsimile No.:                      (202) 637-5910
          Attention:                          Benton R. Hammond, Esq.

    (ii)  If to the Administrative Lender:

          NationsBank of Texas, N.A.
          901 Main Street, 64th Floor
          Dallas, Texas  75202
          Telephone No.:                      (214)508-2576
          Facsimile:                          (214)508-9390

          Attention:                          Mr. Keith Wilson, Vice President
     with a copy to:

          Donohoe, Jameson & Carroll, P.C.
          3400 Renaissance Tower
          1201 Elm Street
          Dallas, Texas  75270
          Telephone:                          (214) 698-3814
          Telecopy:                           (214) 744-0231

          Attention:                          Melissa R. Stewart, Esq.

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address."

     (c) Effectiveness. Each notice, communication and any material to be given or delivered to Administrative Lender or Pledgor pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth Business Day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 5.09 and the appropriate
                                            ------------
receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received.

     5.10. Modifications; Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Pledgor here from, shall in any event be effective unless the same shall be in writing and signed by Administrative Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5.11. Financing Statement. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement. Pledgor hereby authorizes Administrative Lender to file one or more financing or continuation statements, and amendments thereto, relating to any Collateral, without the signature of Pledgor where permitted by Law.

     5.12. Definitions. Unless otherwise defined in this Agreement, terms used herein shall have the meanings set forth in the Credit Agreement. Unless the context indicates otherwise or the terms are otherwise defined herein, definitions in the UCC apply to words and phrases in this Agreement. "Pledgor" and "Issuer" include, without limitation, such Person, such Person's heirs, successors and assigns, such Person as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets under any Law.

     5.13. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

     5.14. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     5.15.  Control.

     (a) Notwithstanding anything herein to the contrary, this Agreement, the other Loan Papers, and the transactions contemplated hereby and thereby (i) prior to a foreclosure of the Liens granted under this Agreement and the other Loan Papers, do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Pledgor, any issuer of any Collateral or any Subsidiary of Pledgor by Administrative Lender or Secured Parties, or control, affirmative or negative, direct or indirect, by Administrative Lender or Secured Parties over the management or any other aspect of the operation of Pledgor, any issuer of Collateral or any Subsidiary of Pledgor which ownership and control remains exclusively and at all times in Pledgor such Subsidiary of Pledgor or any issuer of Collateral, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license or certificate at any time issued by the FCC or other applicable Tribunal to Pledgor, any issuer of Collateral or any Subsidiary of Pledgor ("License"), or the transfer of control of Pledgor, any issuer of Collateral or any Subsidiary of Pledgor within the meaning of Section 310(d) of the Communications Act of 1934, as amended, or any other applicable laws.

     (b) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral, as provided herein or any other action taken or proposed to be taken by Administrative Lender hereunder which would affect the operational, voting, or other control of Pledgor, any Subsidiary of Pledgor or any issuer of Collateral or any Subsidiary of any issuer of Collateral, shall be in accordance with applicable Law.

     (c)    Subject to Section 5.15(e), if an Event of Default shall have
                       ---------------
occurred and be continuing, Pledgor shall take any action which Administrative Lender may reasonably require in order to transfer and assign to Administrative Lender, or to such one or more third parties as Administrative Lender may designate or to a combination of the foregoing, each License of the Pledgor, each Subsidiary or any issuer of the Collateral. To enforce the provisions of this Section 5.15, Administrative Lender is empowered, during the continuance of
     ------------
an Event of Default, to require the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC or other applicable Tribunal an involuntary transfer of control of each such License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Pledgor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuance of an Event of Default, Pledgor shall further use its best efforts to assist in obtaining approval of the FCC or other applicable Tribunal, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution, and filing with the FCC or other applicable Tribunal of the assignor's or transferor's portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appropriate under the rules and regulations of the FCC or other applicable Tribunal for approval of the transfer or assignment of any portion of the Collateral, together with any License.

     (d) Pledgor acknowledges that the assignment or transfer of each License of Pledgor, each Subsidiary and issuer of the Collateral is integral to Administrative Lender's and Secured Parties' realization of the value of the collateral pledged by Pledgor, that there is no adequate remedy at law for failure by Pledgor to comply with the provisions of this Section 5.15 and that
                                                         ------------
such failure would not be adequately compensable in damages, and therefore agrees, without limiting the right of Administrative Lender to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that the agreements contained in this Section 5.15 may be
                                                 ------------
specifically enforced.

     (e) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Paper, Administrative Lender shall not, without first obtaining the approval of the FCC or any other applicable Tribunal, take any action pursuant to this Agreement which would constitute or result in any assignment of a License of Pledgor, each Subsidiary or issuer of the Collateral or any change of control of Pledgor, any Subsidiary of Pledgor or any issuer of any Collateral or any Subsidiary of any issuer of Collateral, if such assignment or change in control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or other applicable Tribunal), the prior approval of the FCC or such other Tribunal.

     5.16. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (OTHER THAN THE CONFLICT OF LAWS RULES THEREOF AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY

PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS).

     5.17. WAIVER OF JURY TRIAL. ADMINISTRATIVE LENDER AND PLEDGOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

     5.18. Administrative Lender's Right to Use Agents. Administrative Lender may exercise its Rights under this Agreement through an agent or other designee.

     5.19. No Interference, Compensation or Expense. Administrative Lender may exercise its Rights under this Agreement (a) without resistance or interference by Pledgor and (b) without payment of any rent, license fee or compensation of any kind to Pledgor.

     5.20. Waiver of Subrogation. Pledgor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of Administrative Lender or any Secured Party or any other Person against Pledgor, any of Pledgor's Subsidiaries or any other Person on all or any part of the Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against Pledgor, any of Pledgor's Subsidiaries or any other Person on all or any part of the Obligations or any collateral or any security, and Pledgor hereby agrees not to exercise any and all of the foregoing rights, and any right to participate in, any collateral or other security given to Administrative Lender or any Secured Party or any other Person to secure payment of the Obligations, however any such rights arise, whether hereunder or any other Loan Paper or by operation of Law until the Obligation shall have been paid indefeasibly in full in cash and no commitments of any Lender remain outstanding; and thereafter Pledgor will be subrogated to the position of the Lenders to the extent of the payments made by Pledgor. If any amount shall be paid to Pledgor in violation of the preceding sentence and the Obligation shall not have been paid indefeasibly in full in cash or any commitment of any Lender shall remain outstanding, such amount shall be deemed to have been paid to Pledgor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. The provisions of this Section 5.20 shall survive the termination of this Agreement, and any
        ------------
satisfaction and discharge of Pledgor and each other Person by virtue of any payment, court order, or Law.

     5.21. Loan Paper. This Agreement is a Loan Paper executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     5.22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     5.23. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

================================================================================
              THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.
================================================================================

     IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the date first set forth above.


                              PLEDGOR


                              By:
                              Its: